|NON-REVOLVING TERM FACILITY CREDIT AGREEMENT

BETWEEN

SST VI 1197 PLAINS RD E, CO. AND SST VI 1197 PLAINS RD E, LLC

AND

NATIONAL BANK OF CANADA

AND

STRATEGIC STORAGE TRUST VI, INC.
as Guarantor

MADE AS OF

SEPTEMBER 20, 2022

McCarthy Tétrault LLP

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NON-REVOLVING TERM FACILITY CREDIT AGREEMENT

THIS AGREEMENT is made as of September 20, 2022

BETWEEN

SST VI 1197 PLAINS RD E, LLC
(the “Beneficial Owner”)

- and –

SST VI 1197 PLAINS RD E, CO.
(the “Nominee” and, together with the Beneficial Owner, collectively, the “Borrowers” and individually, a “Borrower”)

- and –

NATIONAL BANK OF CANADA
(the “Lender”)

- and -

STRATEGIC STORAGE TRUST VI, INC.
(the “Guarantor”)

WHEREAS the Borrowers have requested the Credit Facility and the Lender has agreed to provide the Credit Facility to the Borrowers for the purposes set out in Section 2.02 and upon and subject to the terms and conditions set out in this Agreement;

AND WHEREAS it is a condition of providing the Credit Facility that the Guarantor guarantee the obligations of the Borrowers on the terms and conditions herein set forth;

AND WHEREAS the Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the Loan Documents and each of the Credit Parties acknowledges that they are jointly and severally liable for the Obligations; and

AND WHEREAS the Lender confirms and acknowledges that the Nominee holds legal title to the Secured Property (as defined below), for the benefit and on behalf of the Beneficial Owner, and that the Credit Facility has been established in accordance with the provisions of this Agreement, for the sole use and benefit of the Beneficial Owner.

NOW THEREFORE, in consideration of the covenants and agreements herein contained, the parties agree as follows:

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Article 1
– INTERPRETATION
1.1
Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

“Acceptable Appraisal” means a “market value” appraisal of the Secured Property prepared in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Institute of Canada and conducted in accordance with the standards of the Appraisal Institute of Canada by an Independent Appraiser, which is approved by the Lender in form, substance and which is addressed to the Lender.

“Acquisition” means the acquisition by the Beneficial Owner of the Secured Property pursuant to the terms of the Purchase Agreement.

“Additional Compensation” has the meaning set out in Section 13.01(2).

“Adjusted Net Operating Income” means, for a given period, the sum of the following (without duplication but as adjusted pursuant to the provisions of the definition of Calculation Period): (i) rents and other revenues received in the ordinary course from the leasing or operating of such assets (including proceeds of rent loss insurance but excluding prepaid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) determined in accordance with GAAP, minus (ii) all expenses paid or accrued by the relevant owner related to the ownership, operation or maintenance of such assets, including but not limited to realty taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses and on site marketing expenses, but in any event excluding amortization and depreciation and general administrative expenses of the relevant owner, determined in accordance with GAAP, minus (iii) non-recoverable expenses. For certainty, paragraphs (ii) and (iii) of this definition of Adjusted Net Operating Income shall exclude any extraordinary or non-recurring expenses, any asset management fees, any payments on account of interest, fees and amortization of principal in respect of any Indebtedness, income tax expense and cash reserves.

“Advance” means an advance of funds made hereunder to any Borrower by the Lender by way of a Loan.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control With the Person specified.

“Aggregate Hedge Exposure” means, at any time, the negative net marked to market amount, if any, that would be carried in the accounts of the Borrower on a Consolidated basis at such time with respect to Qualifying Hedge Arrangements as a liability.

“Agreement” means this credit agreement, including its recitals and schedules, as refinanced, amended, restated, supplemented and otherwise modified from time to time.

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“AML Laws” has the meaning set out in Section 9.01(37)(a).

“Anti-Corruption Laws” has the meaning set out in Section 9.01(37)(d).

“Applicable Canadian Pension Laws” means any law (statutory or common), rule, regulation, guideline, directive, order or notice of any Canadian federal or provincial (or other political subdivision thereof) Governmental Authority or any entity exercising executive, legislative, quasi-judicial, regulatory or administrative functions pertaining to, having jurisdiction over or affecting any Canadian Pension Plan or Canadian Plan in each case to the extent having the force of law.

“Applicable Law” means, at any time, in respect of any Person, property, transaction, event or other matter, as applicable, all then current laws, rules, statutes, regulations, treaties, orders, judgments and decrees and all official directives, rules, guidelines, orders, policies, decisions and other requirements of any Governmental Authority (collectively, the “Law”) relating or applicable to such Person, property, transaction, event or other matters and shall also include any interpretation of the Law, or any part of the Law, by any person having jurisdiction over it or charged with its administration or interpretation.

“Applicable Margin” means on any date for any period, the percentage rate per annum determined in accordance with the applicable table below:

Prime Rate Margin	BA Stamping Fee Rate
1.25	2.25

“Applicable Market Capitalization Rate” means, for each relevant property, the proposed capitalization rate by the Guarantor for such property (and the Guarantor shall provide evidence in support thereof) for review and consideration by the Lender, in its discretion.

“Appraised Market Value” means the appraised value of the Secured Property as set forth in the most recent Acceptable Appraisal.

“Availability Period” means the period commencing on the Closing Date and ending on the Maturity Date.

“BA Discount Proceeds” means, with respect to a particular Bankers’ Acceptance, the following amount:

(1)	x BA
1 + (DR*(IP/365))

Where:

(a)
BA = the face amount of the Bankers’ Acceptance;

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(a)
DR = the BA Discount Rate applicable to the Bankers’ Acceptance expressed as a decimal;
(b)
IP = the applicable Interest Period in days; and
(c)
the product of (DR*(IP/365) is rounded up or down to the fifth (5th) decimal place and .000005 is rounded up,

with the amount as so determined being rounded to the nearest whole cent, with one half of one cent being rounded up.

“BA Discount Rate” means, for any Drawdown Date in respect of Bankers’ Acceptances to be purchased pursuant to Article 5, CDOR.

“BA Market Disruption Notice” has the meaning set out in Section 2.08.

“BA Resumption Notice” has the meaning set out in Section 2.08.

“BA Stamping Fee” means the amount calculated by multiplying the face amount of a Bankers’ Acceptance by the BA Stamping Fee Rate and then multiplying the result by a fraction, the numerator of which is the number of days to elapse from and including the date of acceptance of such Bankers’ Acceptance by a Lender up to but excluding the maturity date of such Bankers’ Acceptance, and the denominator of which is the number of days in the calendar year in question.

“BA Stamping Fee Rate” means, with respect to a Bankers’ Acceptance, the applicable percentage rate per annum indicated below the reference to “BA Stamping Fee Rate in the definition of “Applicable Margin”.

“Bankers’ Acceptance” means a depository bill, as defined in the Depository Bills and Notes Act (Canada), in Canadian Dollars that is in the form of a Draft signed by the Borrower and accepted by the Lender as contemplated under Section 5.09(1).

“Beneficial Owner” means SST VI 1197 Plains RD E, LLC, and its successors and assigns permitted by this Agreement.

“Borrowers” means collectively, the Nominee and the Beneficial Owner, and “Borrower” means either one of them, in each case, and their respective successors and assigns permitted by this Agreement.

“Borrower’s Account” means the account maintained by the Beneficial Owner and designated by the Beneficial Owner from time to time as the Borrowers’ Account hereunder.

“Borrowers’ Counsel” means Norton Rose Fulbright Canada LLP, or such other firm of legal counsel as the Borrowers may from time to time designate and that is acceptable to the Lender, acting reasonably.

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“Business Day” means a day on which chartered banks are open for over-the-counter business in the Province of Ontario and excludes Saturday, Sunday and any other day which is a statutory holiday in the Province of Ontario.

“Calculation Period” means the trailing twelve month period, provided that for the purposes of such calculations, in respect of the Secured Property, historical calculations for the period prior to the acquisition thereof by the Borrowers until such time as twelve months have elapsed since the acquisition date thereof (such calculation to be acceptable to the Lender, acting reasonably), after which, the Calculation Period as of any time shall be deemed to be the trailing twelve month period.

“Canadian Dollars”, “Cdn. Dollar” and “Cdn. $” mean the lawful money of Canada.

“Canadian Pension Plan” means each and every registered pension plan established under Canadian federal or provincial law and sponsored, maintained or contributed to, by or on behalf of the Borrowers or the Guarantor for the benefit of any of their respective employees.

“Canadian Plan” shall mean any employee benefit plan (other than a Canadian Pension Plan) established or maintained by, or on behalf of the Borrowers or the Guarantor for the benefit of its employees.

“Capital Expenditures” means any capital expenditure made by a Credit Party for the construction, maintenance, repair, replacement, addition, alteration or refurbishment of the Secured Property.

“Capital Lease Obligation” of any Person means the obligation of such Person, as lessee, to pay rent or other payment amounts under a lease of real or personal property which is required to be classified and accounted for as a capital lease or a liability on a Consolidated balance sheet of such Person in accordance with GAAP.

“CDOR” means, for any day and relative to Bankers’ Acceptances, the stated average of the annual rates that appears on the Reuters Screen CDOR page as of at 10:00 a.m. (Toronto time) on such day (or, if such day is not a Business Day, as of 10:00 a.m. on the next preceding Business Day) for bankers’ acceptances issued on that day for a term equal or comparable to the term of such Bankers’ Acceptances, provided that (a) if such rate does not appear on the Reuters Screen CDOR page at such time on such day, CDOR for such day will be the discount rate (calculated on an annual basis) as of 10:00 a.m. on such day at which the Lender is then offering to purchase bankers’ acceptances accepted by it having an aggregate face amount equal to the aggregate face amount of, and with a term equal or comparable to the term of, such Bankers’ Acceptances, and (b) if any such rate is below zero, then the CDOR will be deemed to be zero.

“Change in Laws” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Applicable Laws, (b) any change in any Applicable Laws or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any Applicable Laws by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or

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directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or Canada, the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Laws”, regardless of the date enacted, adopted or issued.

“Claims” means, in respect of any event, circumstance, matter or thing, all actions, proceedings, losses, damages, liabilities, taxes, claims, demands, judgments, rights (including set-off), remedies, costs and expenses of any nature or kind, including legal fees and disbursements on a full indemnity basis, and “Claim” means any one of them.

“Closing Date” means September 20, 2022.

“Collateral” means the Secured Property and all real and personal property (and the revenues, insurance proceeds, issues, profits, proceeds and products of the foregoing) which are subject, or are intended or required to become subject, to the security or Encumbrance granted under any of the Loan Documents.

“Commitment” means Cdn $16,500,000.

“Compliance Certificate” means the certificate required pursuant to Section 10.03(3), which for the Borrowers shall be substantially in the form attached as Schedule 1.01(B), signed by any one of the Chief Executive Officer or the Chief Financial Officer of the Borrower, or such other senior financial officer of the Borrowers approved by the Lender, and which for the Guarantor, shall be substantially in the form attached as Schedule 1.01(B-1), signed by any one of the Chief Executive Officer or the Chief Financial Officer of the Guarantor, or such other senior financial officer of the Guarantor approved by the Lender.

“Consolidated” means consolidated financial calculations of the relevant Person and its Subsidiaries in accordance with GAAP.

“Consolidated Indebtedness” means, with respect to the Guarantor, as at any date, the Indebtedness (without duplication), calculated on a Consolidated basis, as at such date determined in accordance with GAAP.

“Construction Lien Legislation” has the meaning ascribed thereto in Section 10.01(21).

“Contingent Obligation” means, with respect to any Person, any obligation, whether secured or unsecured, of such Person guaranteeing or indemnifying, or in effect guaranteeing or indemnifying, any indebtedness, leases, dividends, letters of credit or other monetary obligations (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person as an account party in respect of a letter of credit or letter of guarantee issued to assure payment by the primary obligor of any such primary obligation and any obligations of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary

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obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect of such primary obligation; provided, however, that the term Contingent Obligation does not include endorsements of instruments for deposit or collection in the ordinary course of business.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled By”, “Controls” and “Under Common Control With” have meanings correlative thereto.

“Conversion” means a conversion of one type of Loan into another type of Loan pursuant to Section 2.05 or Section 5.06.

“Conversion Date” means the Business Day specified by the Borrowers in a Conversion Notice as being the date on which the Borrowers have elected to convert one type of Loan into another type of Loan.

“Conversion Notice” means a Notice, substantially in the form set out in Schedule 1.01(C), to be given to the Lender by the Borrowers pursuant to Section 2.05.

“Credit Facility” has the meaning set out in Section 2.01.

“Credit Parties” means the Borrowers and the Guarantor, and their respective successors and assigns permitted by this Agreement, and “Credit Party” means any one of them. For the purposes of Article 9, Article 10, Article 11 and Article 13 of this Agreement, reference to “Credit Party” or “Credit Parties” therein shall include each general partner of such Credit Parties, if any.

“Debtor Relief Laws” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and any similar federal, provincial state or foreign law (including all liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar laws of any applicable jurisdictions and affecting the rights of creditors generally) for the relief of debtors.

“Default” means any event or condition, the occurrence of which would, with the lapse of time or giving of notice, or both, becomes an Event of Default.

“discretion” means the discretion of the Lender, acting reasonably.

Disposition” means, with respect to a Person, any sale, assignment, transfer, conveyance, lease, licence or other disposition of any nature or kind whatsoever of any property, asset or of any right, title or interest in or to any property or asset, and the verb “Dispose” has a corresponding meaning.

“Distribution” means (i) any payment, declaration of dividend or other distribution, whether in cash or property to any holder of Equity Interests of any class of any of the Credit Parties, (ii) any repurchase, redemption, retraction or other retirement or purchase for cancellation of Equity Interests of any Credit Party or of any options, warrants or other rights to acquire any of such Equity Interests; (iii) any issuance of Equity Interests of a Credit Party pursuant to a distribution re-investment plan, (iv) the payment by any Credit Party of any royalty, consulting fee,

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management fee, bonus or other fee to any Credit Party, any Affiliate of any Credit Party or to any director, officer or other management personnel; (iv) making of any payment on account of any fees, principal, interest or otherwise on any subordinated debt (including the Intercompany Indebtedness) to any Affiliates, or (v) making of any payment on account of any fees and re-imbursements relating to any advisory agreements or property management agreements entered into by a Credit Party.

“Draft” has the meaning set out in Section 5.09(1).

“Drawdown” means:

(a)
the advance of a Prime Rate Loan; and/or
(d)
the issue of one or more Bankers’ Acceptances.

“Drawdown Date” means the date on which a Drawdown is made by the Borrower pursuant to the provisions hereof.

“Drawdown Notice” means a notice, substantially in the form set out in Schedule 1.01(D), to be given to the Lender by the Borrowers pursuant to Section 2.05.

“Encumbrance” means, with respect to any Person, any mortgage, debenture, pledge, hypothec, lien, charge, lease, sublease, easement, preference, priority, assignment by way of security, hypothecation or security interest granted or permitted by such Person or arising by operation of law, in respect of any of such Person’s property or assets, or any consignment by way of security or Capital Lease Obligations by such Person as consignee or lessee, as the case may be, or any other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or other obligation, including title reservations, limitations, provisos or conditions, and “Encumbrances”, “Encumbrancer”, “Encumber” and “Encumbered” have corresponding meanings.

“Environmental Law” means any Applicable Law in the jurisdiction where the Secured Property is located relating to the natural environment including those pertaining to:

(a)
reporting, licensing, permitting, investigating, remediating and cleaning up in connection with any presence or Release, or the threat of the same, of Hazardous Substances, and
(e)
the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling and the like of Hazardous Substances, including those pertaining to occupational health and safety.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership

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or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized on any date of determination.

“Event of Default” has the meaning set out in Section 11.01.

“Excluded Taxes” means (a) taxes imposed on or measured by its net income, capital gains, or capital, and franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable Lending Office is located, (b) any branch tax, branch profits tax or any similar tax imposed by any jurisdiction, or (c) any taxes imposed under FATCA.

“Fair Market Value” means, at a specified date, the aggregate amount of the fair market values of all real properties 100% owned or leased by the Guarantor, as tenant, under long term ground leases (directly or indirectly), being determined on a property by property basis based on Adjusted Net Operating Income for the most recently completed Calculation Period for each such property divided by the percentage of the Applicable Market Capitalization Rate plus the total book value of all other real property assets of the Guarantor plus accumulated amortization and depreciation of such other assets, on a Consolidated basis, as shown on the Consolidated financial statements of the Guarantor prepared in accordance with GAAP, such calculations to be satisfactory to the Lender, in its discretion.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.

“Financial Assistance” means, without duplication and with respect to any Person, all loans granted by that Person and guarantees or Contingent Obligations incurred by that Person for the purpose of or having the effect of providing financial assistance to another Person or Persons, including letters of guarantee, letters of credit, legally binding comfort letters or indemnities issued in connection therewith, endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business), obligations to purchase assets regardless of the delivery or non-delivery thereof and obligations to make advances or otherwise provide financial assistance to any other Person.

“Fiscal Quarter” means each successive three-month period of each Credit Party’s and the Secured Property’s Fiscal Year ending on or about March 31, June 30, September 30 and December 31.

“Fiscal Year” means, in respect of each Credit Party and the Secured Property, the twelve month period ending on or about the last day of December in any year.

“GAAP” means those generally accepted accounting principles in the United States of America.

“Government of Canada Rate” means, at any particular date, that rate of interest and referred to as the “benchmark bond yield” (expressed as a percentage rate per annum) published by the Bank of Canada correlating to the Government of Canada bond having a term of five years.

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“Governmental Authority” means the government of Canada, the United States or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including a Minister of the Crown, Superintendent of Financial Institutions or other comparable authority or agency.

“Guarantor” means Strategic Storage Trust VI, Inc., and its successors and assigns permitted by this Agreement.

“Hazardous Substance” means any substance or material that is prohibited, controlled or regulated by any Governmental Authority pursuant to Environmental Laws, including pollutants, contaminants, dangerous goods or substances, toxic or hazardous substances or materials, wastes (including solid non-hazardous wastes and subject wastes), petroleum and its derivatives and by‑products and other hydrocarbons, all as defined in or pursuant to any Environmental Law.

“Hedge Arrangement” means, with respect to any Person, any arrangement or transaction between such Person and any other Person that is a rate swap transaction, basis swap, forward rate transaction, commodity swap, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of such transactions or arrangements) designed to protect or mitigate against risks in interest, currency exchange or commodity price fluctuations.

“IFRS” mean International Financial Reporting Standards for public companies, as adopted by the Canadian Accounting Standards Board, in effect from time to time.

“Impermissible Qualification” means relative to the financial statements (including notes thereto) of any Person or report or opinion of any independent auditor in respect thereof, any qualification or exemption to such financial statements (or notes thereto) or report or opinion thereon which is of a “going concern” or similar nature.

“Indebtedness” of any Person means (without duplication), on a Consolidated basis and in accordance with GAAP:

(a)
any obligation of such Person for money borrowed and any interest thereon, or any financial accommodation (including the amount of any money raised from the sale or securitization of any receipts or receivables) (including, for greater certainty, the full principal amount of convertible debt, notwithstanding its presentation under GAAP),
(f)
a transfer with recourse or with an obligation to repurchase, to the extent of the liability of such Person with respect thereto,
(g)
any obligation of such Person issued or assumed as the deferred purchase price of property or any obligation under conditional sale or other title retention agreements relating to property acquired by such person,

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(h)
any Capital Lease Obligation of such Person,
(i)
any reimbursement obligation or other obligation in connection with a bankers’ acceptance or any similar instrument, or letter of credit or letter of guarantee issued by or for the account of such Person,
(j)
the aggregate amount at which any securities of such Person that are redeemable or retractable at the option of the holder of such shares (except where the holder is such Person) may be redeemed or retracted prior to the Maturity Date for cash or obligations constituting Indebtedness or any combination thereof,
(k)
any Contingent Obligations or any Financial Assistance,
(l)
Aggregate Hedge Exposure relating to Hedge Arrangements, and
(m)
any other obligation arising under arrangements or agreements that, in substance, provide financing to such Person and which, in accordance with GAAP, would be classified upon a balance sheet as a liability (absolute or contingent) of such Person including an obligation to accept or deliver goods or services designed to provide credit support or a take or pay arrangement,

Obligations referred to in clauses (a) through (c) exclude (A) trade accounts payable, (B) distributions payable to holders of securities, (C) accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith, (D) intangible liabilities and (E) deferred revenues, all of which will be deemed not to be Indebtedness for the purposes of this definition. In calculating the amount of any Indebtedness under (i) any securitization of any receipts or receivables, the amount shall be the discounted amount of proceeds paid in exchange for the receipts or receivables, (ii) any Capital Lease Obligations, the amount shall be the aggregate portion of all rent in the nature of principal, and (iii) any Hedge Arrangements, the amount shall be the net amount owing calculated on a mark to market basis.

“Indemnified Taxes” means Taxes, other than Excluded Taxes.

“Indemnitee” has the meaning set out in Section 16.01(2).

“Independent Appraiser” means a professional real estate appraiser who is a member in good standing of the Appraisal Institute of Canada (and its successors), who is independent of the Borrowers, who is certified and licensed in the jurisdiction of the Secured Property, who has a minimum of five years’ experience in the subject property type and market, and who is approved by the Lender, acting reasonably, provided that each of the parties hereto acknowledges and agrees that Colliers International shall be deemed to be an Independent Appraiser hereunder.

“Independent Insurance Consultant” means InTech Risk Management Inc. or such other insurance consultant appointed by the Lender.

“Intellectual Property” means any and all intellectual and industrial property, whether recorded or not and regardless of form or method of recording, including all works in which copyright subsists or may subsist (such as computer software), data bases (whether or not protected by

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copyright), designs, documentation, manuals, specifications, industrial designs, trade secrets, confidential information, ideas, concepts, know-how, trade marks, service marks, trade names, domain names, discoveries, inventions, formulae, recipes, product formulations, processes and processing methods, technology and techniques, improvements and modifications, integrated circuit topographies and mask works.

“Intellectual Property Rights” includes all intellectual and industrial and other proprietary rights in any Intellectual Property.

“Interbank Reference Rate” means the interest rate expressed as a percentage per annum that is customarily used by the Lender when calculating interest due by it or owing to it arising from the correction of errors and other adjustments between the Lender and other Canadian chartered banks.

“Intercompany Indebtedness” means all unsecured, subordinated and postponed indebtedness, liabilities and obligations, of any nature or kind, present or future, direct or indirect, absolute or contingent, whether as primary debtor or surety, matured or not and at any time owing by each Credit Party to each other Credit Party.

“Interest Payment Date” means, with respect to each Prime Rate Loan, the first Business Day of each calendar month.

“Interest Period” means:

(a)
with respect to each Prime Rate Loan, the period commencing on the applicable Drawdown Date or Conversion Date, as the case may be, and ending on the date selected by the Borrowers for the Conversion of such Loan into another type of Loan or for the repayment of such Loan; and
(n)
with respect to each Bankers’ Acceptance, the period selected by the Borrowers hereunder, and being of one, two or three months duration, commencing on the Drawdown Date, Rollover Date or Conversion Date of such Loan.

provided that in any case the last day of each Interest Period will be also the first day of the next Interest Period and further provided that the last day of each Interest Period will be a Business Day. If the last day of an Interest Period selected by the Borrowers is not a Business Day the Borrowers will be deemed to have selected an Interest Period the last day of which is the Business Day next following the last day of the Interest Period otherwise selected unless such next following Business Day falls in the next calendar month in which event the Borrowers will be deemed to have selected an Interest Period the last day of which is the Business Day next preceding the last day of the Interest Period otherwise selected and further provided that the last Interest Period hereunder must expire on or prior to the Maturity Date.

“Investment” means any direct or indirect (i) acquisition of any shares, partnership interests, participation interests in any arrangement, options or warrants, or any indebtedness, whether or not evidenced by any bond, debenture or other written evidence of a Person, (ii) an investment (including, without limitation, by way of loan) made or held by a Person, directly or indirectly, in another Person (whether such investment was made by the first-mentioned Person in such other Person or acquired from a third party), (iii) acquisition, by purchase or otherwise, of all or

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substantially all of the business, assets or stock or other evidence of beneficial ownership of a Person, or (iv) acquisition by purchase or otherwise of any real property and related personal property of a Person. Any binding commitment to make an Investment in any Person or property and assets, as well as any option of another Person to require an Investment in such Person or property and assets, shall constitute an Investment. The amount of any Investment will be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a return of capital, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property other than cash, such property will be valued at its fair market value at the time of such transfer.

“IRC” means the Internal Revenue Code of 1986 of the United States of America.

“Leases” means any leases, subleases, agreements to lease, licences or grants of rights of occupation (including storage unit agreements) (other than an easement, servitude or a right in the nature of an easement or servitude) granted, from time to time, by any Person entitling the lessee, sublessee, licensee or grantee thereunder to use or occupy any part of the Secured Property, and “Lease” means any one of them.

“Lender” means National Bank of Canada and such Persons who signs a joinder agreement in a form satisfactory to the Lender agreeing to be bound as “Lender”

“Lender’s Counsel” means the firm of McCarthy Tétrault LLP or such other firm of legal counsel as the Lender may from time to time designate.

“Lending Office” means, with respect to the Lender, the branch or office specified signature pages of this Agreement from which the Lender makes advances and to which the Lender disburses payments received for the benefit of the Lender.

“Loan” means any extension of credit by a Lender under this Agreement, including by way of Bankers’ Acceptance or Prime Rate Loan.

“Loan Documents” means (a) this Agreement, (b) the Security, (c) Qualifying Hedge Arrangements; (d) Qualifying Cash Management Arrangements and (e) all present and future agreements, documents, certificates and instruments delivered by any Credit Party to the Lender pursuant to or in respect of this Agreement or the Security, in each case as the same may from time to time be amended, restated, supplemented and otherwise modified, and “Loan Document” means any one of the Loan Documents.

“Material Adverse Change” means:

(a)
with respect to any Credit Party or the Secured Property, any change, event or circumstance having a material adverse effect on the:
(i)
business, assets (including the Secured Property), liabilities, operations, results of operations, condition (financial or other); or

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(ii)
prospects or ability of such Credit Party to carry on its business or a significant part of its business;

which, individually or in the aggregate, would reasonably be expected to result in, or has resulted in, an impairment of the ability of such Credit Party to perform any of its Obligations;

(o)
any change, event or circumstance having an adverse effect on the legality, validity or enforceability of any of the Loan Documents which could reasonably be considered material having regard to any Loan Document, including the validity, enforceability, perfection or priority of any Encumbrance created under any of the Security which could reasonably be considered material having regard to the Security considered as a whole;
(p)
any change, event or circumstance having a material adverse effect on the ability of any Credit Party, to pay or perform any of its debts, liabilities or obligations under any of the Loan Documents, which could reasonably be considered material having regard to such Credit Party, or
(q)
any change, event or circumstance having an adverse effect on the right, entitlement or ability of the Lender to enforce its rights or remedies under any of the Loan Documents which could reasonably be considered material.

“Material Agreements” means, with respect to a particular Credit Party, the contracts set out in Schedule 1.01(F) and all other contracts to which such Person is a party or by which it is bound or may hereafter become a party or be bound, which are material and which relate to the operation or ownership of the Secured Property (or its business, where such agreement is designated by the Lender, acting reasonably, as a “Material Agreement” provided the Lender has notified the Borrower of such designation), in each case as amended, restated, supplemented and otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents, and “Material Agreement” means any one thereof.

“Material Licences” means all licences, permits or approvals issued by any Governmental Authority, or any applicable stock exchange or securities commission, to any Credit Party, and which are at any time on or after the date of this Agreement,

(a)
necessary or material to the business and operations of such Credit Party or to the listing of its securities, or
(b)
designated by the Lender, in the sole discretion of the Lender, as a Material Licence, provided that the Lender has notified the Borrower of such designation.

“Maturity Date” means September 20, 2025.

“New Borrower” has the meaning set out in Section 10.05(2)(b).

“Nominee” means SST VI 1197 Plains Rd E, Co., and its successors and assigns permitted by this Agreement.

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“Nominee Agreement” means the nominee agreement in respect of the Secured Property dated September 20, 2022, between the Beneficial Owner and the Nominee.

“Obligations” means all obligations of the Credit Parties to the Lender under or in connection with this Agreement and the other Loan Documents and the Qualifying Hedge Arrangements and the Qualifying Cash Management Arrangements including all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, and obligations of performance, at any time and howsoever arising, owing by the Credit Parties to the Lender in any currency or remaining unpaid by the Credit Parties to the Lender under or in connection with this Agreement, the other Loan Documents, the Qualifying Hedge Arrangements or the Qualifying Cash Management Arrangements or from any other dealings or proceedings by which the Lender may be or become in any manner whatever a creditor or obligee of the Credit Parties pursuant to this Agreement, the other Loan Documents, the Qualifying Hedge Arrangements and the Qualifying Cash Management Arrangements, and wherever incurred, and whether incurred by any Credit Party alone or with another or others and whether as principal or surety, and all principal, interest, Termination Amount, fees, legal and other costs, charges and expenses relating thereto.

“Officer’s Certificate” means a certificate in writing signed by any one of the Chief Executive Officer, the President, the Chief Financial Officer, an Executive Vice-President, a Senior Vice-President, a Vice-President, an Assistant Vice-President, the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary or any other duly authorized signing officer of the applicable Credit Party, which certificate shall be to the such person’s knowledge, on behalf of such Credit Party, and not in his or her personal capacity.

“Opinion of Counsel” means an opinion or opinions in writing in form and subject to qualifications satisfactory to the Lender, acting reasonably, signed by Borrowers’ Counsel.

“Organizational Documents” means, with respect to any Person, such Person’s articles, memorandum or other charter documents, partnership agreement, joint venture agreement, declaration of trust, trust agreement, by-laws, unanimous shareholder agreement, or any and all other similar agreements, documents and instruments pursuant to which such Person is constituted, organized or governed.

“Other Taxes” means all present or future stamp or documentary taxes or any other similar excise or property taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of this Agreement or any other Loan Document, but does not include Excluded Taxes.

“Pension Plan” means (i) a “pension plan” or “plan” which is a “registered pension plan” as defined in the Income Tax Act (Canada) or is subject to the funding requirements of applicable pension benefits legislation in any Canadian jurisdiction and is applicable to employees resident in Canada of a Credit Party, or (ii) any other pension benefit plan or similar arrangement applicable to employees of a Credit Party.

“Permitted Distributions” means:

(a)
all cash amounts and dividends paid by any Subsidiary of the Borrowers;

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(r)
all cash amounts and dividends paid by the Borrowers to the holders of the Equity Interests of the Borrowers; and
(s)
payments to directors, officers or other management personnel as director, executive or employment compensation, in each case in the normal course of business,

provided that in each case, no Default or Event of Default then exists, and that the making of such Distribution does not cause or will result in a Default or Event of Default.

“Permitted Encumbrances” means, the following (for greater certainty the term “property” includes, without limitation, the Secured Property):

(a)
privileges or liens for Taxes and/or, utilities (including levies or imposts for sewers and other municipal utility services), not yet due or, if due, the validity or amount of which is being contested at the time by the appropriate proceeding in good faith;
(t)
unregistered, undetermined or inchoate construction or mechanic’s liens or legal hypothec, pursuant to the applicable legislation in the Province in which such property is situated incidental to construction of improvements on any property or operation of any property, a claim for which shall not at the time have been registered against the Secured Property and of which notice in writing shall not at the time have been given to any Credit Party pursuant to the applicable builders, construction or mechanic’s lien legislation in the province in which the Secured Property is situated (a “Borrower Lien”) provided that no such Borrower Lien shall have priority at any time, in whole or in part, over the Security and where such notice has been given the applicable Credit Party shall have either: (i) where relevant Construction Lien Legislation permits, deposited with the Lender cash or indemnity bonds in an amount satisfactory to the Lender to secure the payment of such Borrower Lien and any other amounts relating thereto (including, without limitation, security for costs as required under applicable Construction Lien Legislation), and the Lender shall be satisfied, acting reasonably, that Drawdowns may continue to be made and the priority of the Security relating to same shall enjoy priority over any such Borrower Lien, or (ii) posted a payment bond of such amount, or by payment into court of such amount, as is necessary to remove such Borrower Lien;
(u)
any Encumbrance against any property for any judgment rendered or claim filed against any of the Borrowers which is being contested in good faith, provided that no such Encumbrance may be registered on title to the Secured Property at the time of a Drawdown;
(v)
permits, reservations, covenants, servitudes, watercourse, rights of water, rights of access or user licenses, easements, rights-of-way and rights in the nature of easements (including, without in any way limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for railways, sidewalks, public ways, sewers, drains, gas and oil pipelines, steam and

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water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) in favour of any Governmental Authority or utility company in connection with the development, servicing, use or operation of a property, so long as same, in the case of the Secured Property, do not materially adversely affect the value or use of the Secured Property for its current use and so long as same have been complied with by the Borrowers in all material respects;
(w)
permits, reservations, restrictions, covenants, servitudes, rights of access or user licenses, easements, rights-of-way and rights in the nature of easements and other similar rights and agreements in favour of any Person which do not in the aggregate materially and adversely affect the value or the use of a property for its current use, so long as same have been complied with by the Borrowers in all material respects, provided, in the case of the Secured Property, any such rights and agreements between any Credit Party and any other Credit Party or Affiliate of any Credit Party must be approved by the Lender in its discretion;
(x)
any encroachments, title defects or irregularities which do not in the aggregate materially and adversely affect the use or value of any property affected thereby for the use of such property as contemplated by the Borrowers, provided that, in the case of the Secured Property, the Lender shall have consented to same, in writing, which consent shall not be unreasonably withheld, conditioned or delayed;
(y)
any matters disclosed by any survey relating to the Secured Property delivered to the Lender (and any errors or omissions in respect of any such survey) provided survey coverage reasonably acceptable to the Lender is included under the title insurance policy delivered to the Lender in respect of the Loans, or where no survey is delivered, any matters which would have been disclosed by an up to date survey of the Secured Property, provided such matters are fully covered by the survey coverage included in such title insurance policy;
(z)
development agreements, subdivision agreements, site plan control agreements, servicing agreements and other similar agreements with any Governmental Authority or utility company in effect as of the Closing Date affecting the development, servicing, use or operation of a property, provided in respect of the Secured Property, so long as same do not materially adversely affect the value or use of the Secured Property as contemplated by the Borrowers, and so long as same have been complied with by the Borrowers in all material respects;
(aa)
cost sharing, servicing, reciprocal or other similar agreements in effect as of the Closing Date which are necessary or of advantage to the use and/or operation of such property, provided, in the case of the Secured Property, so long as same do not materially adversely affect the value or use of the Secured Property for its current use and so long as same have been complied with by the Borrowers in all material respects, provided any such rights and agreements between any Credit Party and any other Credit Party or Affiliate must be approved by the Lender, in its discretion;

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(bb)
municipal zoning, land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, municipal or other Governmental Authority, including municipal by-laws and regulations, airport zoning regulations, restrictive covenants, building schemes and other land use limitations, public or private, by-laws and regulations and other restrictions as to the use of a property, provided in the case of the Secured Property, so long as same do not materially adversely affect the value or use of the Secured Property for its current use and so long as same have been complied with by the Borrowers in all material respects provided any such rights and agreements between any Credit Party and any other Credit Party or Affiliate must be approved by the Lender in its discretion;
(cc)
Leases of any property, and, in the case of the Secured Property, those existing as at the Drawdown Date and all new Leases and Lease renewals, extensions, modifications, restatements and replacements entered into subsequent to the Closing Date in compliance with the Loan Documents, and any notices, caveats or encumbrances registered in respect of the foregoing;
(dd)
Purchase Money Security Interests (as defined below), subject to the limitations set out in Section 10.04(4) below;
(ee)
any covenants limiting claims against the Crown or restricting or prohibiting access to or from lands abutting on controlled access highways;
(ff)
Encumbrances relating to bona fide debt financing relating to properties other than the Secured Property;
(gg)
the Security;
(hh)
any Encumbrance described in Schedule 1.01(J) relating to the Secured Property, provided each such Encumbrance at all times qualifies as a Permitted Encumbrance described in paragraphs (a) to (m) of this definition of Permitted Encumbrance;
(ii)
any subsisting restrictions, exceptions, reservations, limitations, provisos and conditions (including, without limitation, royalties, reservation of mines, mineral rights and timber rights, access to navigable waters and similar rights) expressed in any original grants from the Crown and any statutory limitations, exceptions, reservations and qualifications to title; and
(jj)
such other Encumbrances as are agreed to in writing by the Lender, in its discretion.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Prime Rate” means the greater of (i) the variable per annum reference rate of interest announced and adjusted by the Lender from time to time for Canadian Dollar loans in Canada, and (ii) the rate of interest per annum that is equal to the sum of (A) CDOR on the particular day for one-month Bankers’ Acceptances, and (B) 1.00% per annum.

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“Prime Rate Loan” means a Loan in or a Conversion into Canadian Dollars made by the Lender to the Borrowers with respect to which the Borrowers has specified that interest is to be calculated by reference to the Prime Rate.

“Prime Rate Margin” means, for any period, the applicable percentage rate per annum applicable to that period as set out below the heading “Prime Rate Margin” in the definition of “Applicable Margin”.

“Principal Payment Date” has the meaning set out in Section 6.01(2) or Section 6.01(3), as applicable.

“Property Manager” means Strategic Storage Property Management VI, LLC, a Delaware limited liability company, or any other manager for the Property approved by Administrative Agent from time to time.

“Property Net Operating Income” means, with respect to the Secured Property, determined for any period on an aggregate basis means, for any period, actual total revenue generated by the Secured Property, (but excluding asset management fees and straight-line rent accruals) during such period less operating expenses incurred for the Secured Property, (for greater certainty excluding depreciation and capital expenditures) for the same period.

“Purchase Agreement” means the purchase and sale agreement made between 421370 Ontario Inc. and Lock & Walk Inc., as Sellers, and SST II Acquisitions, LLC, as Buyer, dated August 5, 2022, as such agreement may, from time to time, be amended, modified, restated or assigned as permitted hereunder.

“Purchase Money Security Interest” means an Encumbrance created or incurred by the Borrowers securing Indebtedness incurred to finance the acquisition of property (including the cost of installation thereof), provided that (i) such Encumbrance is created substantially simultaneously with the acquisition of such property, (ii) such Encumbrance does not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased subsequent to such acquisition, and (iv) the principal amount of Indebtedness secured by any such Encumbrance at no time exceeds 100% of the original purchase price of such property and the cost of installation thereof, and for the purposes of this definition the term “acquisition” includes Capital Lease Obligations.

“Qualifying Cash Management Arrangements” means all agreements entered into by the Borrowers or its Subsidiaries with the Lender from time to time with respect to cash management arrangements which is collaterally secured by the Security, as such agreements are amended, modified, supplemented or replaced from time to time.

“Qualifying Hedge Arrangements” means a Hedge Arrangement that is entered into (except in the case of (g) below) on or after the Closing Date and meets each of the following requirements:

(a)
such Hedge Arrangement is an interest rate swap, interest rate option, forward interest rate transaction, or other transaction related to the hedging of interest rate risk in connection with the Credit Facility;

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(kk)
the counterparty under such Hedge Arrangement is at all times the Lender and such Hedge Arrangements is contained in and evidenced by an ISDA Master Agreement;
(ll)
such Hedge Arrangement is designed to protect the Borrowers against fluctuations in interest rates;
(mm)
such Hedge Arrangement has been entered into by the Borrowers bona fide and in good faith in the ordinary course of its business for the purpose of carrying on the same and not for speculative purposes; and
(nn)
the aggregate amount of such Qualifying Hedge Arrangements and all other outstanding Qualifying Hedge Arrangements shall not at any time exceed a notional or face amount equal to the Commitment.

“Related Persons” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates and “Related Person” means any one of them.

“Release” means any release or discharge of any Hazardous Substance including any discharge, spray, injection, inoculation, abandonment, deposit, spillage, leakage, seepage, pouring, emission, emptying, throwing, dumping, placing, exhausting, escape, leaching, migration, dispersal, dispensing or disposal.

“Relevant Jurisdiction” means, from time to time, with respect to a Person that is granting Security hereunder, any province or territory of Canada or other relevant jurisdiction in which such Person has its chief executive office or chief place of business or has Collateral and, for greater certainty, includes the provinces and jurisdictions set out in Schedule 1.01(G).

“Rents” means all revenues, receipts, income, credits, deposits, profits, royalties, rents, additional rents, recoveries, accounts receivable and other receivables of any kind and nature whatsoever arising from or relating to each of the Secured Property or any part thereof (including all amounts payable to the Beneficial Owner under any Lease).

“Repayment Notice” means the notice substantially in the form set out in Schedule 1.01(H).

“Requirements of Law” means, with respect to any Person, the Organizational Documents of such Person and any Applicable Law or any determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its business or property or to which such Person or any of its business or property is subject.

“Rollover” means the acceptance of a Bankers’ Acceptance in like face amount upon the maturity of a Bankers’ Acceptance for an additional Interest Period.

“Rollover Date” means the date of commencement of a new Interest Period applicable to a Bankers’ Acceptance that is being rolled over.

“Rollover Notice” means the notice, substantially in the form set out in Schedule 1.01(I), to be given to the Lender by the Borrowers in connection with the Rollover of a Bankers’ Acceptance.

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“Sanctioned Person” has the meaning set out in Section 9.01(37)(b).

“Sanctions” has the meaning set out in Section 9.01(37)(b).

“Secured Property” means the real property described on Schedule 1.01(E) and the undertaking and personal property relating thereto which are security for the Obligations of the Borrowers hereunder and the property subject to the Security, on terms satisfactory to the Lender and the Lender; and includes the lands, premises, buildings, improvements, structures, lease rights and rights of superficies and personal property and appurtenant rights relating thereto owned or leased by the Borrowers from time to time.

“Security” means the documents creating an Encumbrance in favour of, or any collateral held from time to time by, the Lender or on behalf of the Lender by the Lender, in each case securing or intended to secure repayment of the Obligations, including all security described in Article 8.

“Sellers Leases” has the meaning set out in Section 9.01(36)(b).

“Shareholders Equity” means, with respect to any Person, at any time, the shareholders’ equity, as shown on the most recent Consolidated balance sheet of the Borrowers, calculated in accordance with GAAP.

“Shares” means common shares of the Borrowers issued and outstanding from time to time.

“SmartStop REIT” means SmartStop Self Storage REIT, Inc., a Maryland corporation.

“SmartStop Transaction” has the meaning set out in Section 10.05.

“Subsidiary” means, at any time, with respect to any Person, any other Person, if at such time the first mentioned Person (i) owns, directly or indirectly, securities or other ownership interests in such other Person, having ordinary voting power to elect a majority of the board of directors or persons performing similar functions for such other Person, and (ii) directly or indirectly, through the operation of any agreement or otherwise, the ability to elect or cause the election of a majority of the board of directors or other persons performing similar functions for such other Person or otherwise exercise Control over the management and policies of such other Person, and in either case will include any other Person in like relationship to a Subsidiary of such first mentioned Person.

“Tangible Net Worth” shall mean, as of any date of calculation, with respect to any Person, total assets (without deduction for accumulated depreciation and accumulated amortization of lease intangibles, including accumulated depreciation and accumulated amortization of lease intangibles of non-wholly owned Subsidiaries, Affiliates and other Persons (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds a voting equity or ownership interest) less (i) intangible assets and (ii) all liabilities (including contingent and indirect liabilities), in each case, of such Person as of such date, all determined in accordance with GAAP, unless otherwise indicated in this definition. The term “intangible assets” shall include, without limitation, (x) deferred charges, and (y) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and

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other like intangibles (other than amounts related to the purchase price of a real property which are allocated to lease intangibles). The term “liabilities” shall include, without limitation, (i) Indebtedness secured by Encumbrances on property or assets of the Person with respect to which Tangible Net Worth is being computed whether or not such Person is liable for the payment thereof, (ii) deferred liabilities, and (iii) Capital Lease Obligations. Tangible Net Worth shall be calculated on a consolidated basis in accordance with GAAP, unless otherwise indicated in this definition, such calculations as of the date hereof being shown in the most recent Compliance Certificate delivered pursuant to the provision of Section 3.01(l) and Section 10.03(3) of this Agreement.

“Tax” and “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, and including any realty taxes, duties, rates, imposts, levies, assessments and other similar charges, whether general or special, ordinary or extraordinary, or foreseen or unforeseen including municipal taxes, school taxes and local improvement charges and all related interest, penalties and fines which at any time may be levied, assessed, imposed or form an Encumbrances upon real property.

“Termination Amount” means, with respect to any Qualifying Hedge Arrangement all amounts due to a Lender party to a Qualifying Hedge Arrangement under the relevant ISDA Master Agreement related thereto as a result of a Termination Event.

“Termination Event” means any event that causes a Qualifying Hedge Arrangement to terminate prior to its maturity date.

“Total Debt to Assets Ratio” means the ratio of Consolidated Indebtedness of the Guarantor (determined on a Consolidated basis) to Fair Market Value, such calculation to be satisfactory to the Lender, such calculations as of the date hereof being shown in the most recent Compliance Certificate delivered pursuant to the provision of Section 3.01(l) and Section 10.03(3) of this Agreement.

“Total Property Debt Service Coverage Ratio” means the ratio of obtained by dividing: (a) Property Net Operating Income for the most recently completed Calculation Period by (b) scheduled interest and principal payments due in respect of all debt secured by the Borrowers’ interest in the Secured Property, including without limitation the Loan, payable for the same period, such calculation to be satisfactory to the Lender, such calculations as of the date hereof being shown in the most recent Compliance Certificate delivered pursuant to the provision of Section 3.01(l) and Section 10.03(3) of this Agreement.

1.2
Extended Meanings and References

In this Agreement words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and Governmental Authorities. The term “including” means “including without limiting the generality of the foregoing” and the term “third party” means any person other than a person who is a party to this

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Agreement and any of its Affiliates. The term "References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time in accordance with the terms of this Agreement and in effect at any given time. Any reference to any Person shall include its successors and permitted assigns in the capacity indicated, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities. Any reference to Requirements of Law and Applicable Laws shall include all references to such Requirements of Law and Applicable Laws as amended, supplemented or replaced. The Loan Documents are the result of negotiations between, and have been reviewed by each Credit Party, the Lender and their respective counsel. Accordingly, the Loan Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favour of or against any Credit Party, the Lender except as expressly provided under the Loan Documents. Upon an acceleration of the Loans following the occurrence of an Event of Default pursuant to Section 11.02, any reference in this Agreement or any Loan Document to an Event of Default that has occurred and is “continuing” shall be deemed to be an Event of Default that has occurred and is continuing for all times thereafter unless otherwise agreed in writing by the Lender in its discretion; and the terms “continued”, “continuation” and “discontinuation” shall have corresponding meanings.

1.3
Knowledge

Where this Agreement references “to the knowledge of”: (a) the Credit Parties, and/or (b) the Borrowers, in each case, shall mean the actual knowledge of each of H. Michael Schwartz and Matt Lopez, after due inquiry and all reasonable investigation.

1.4
Accounting Principles
(1)
Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement or any Loan Document, such determination or calculation will, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with GAAP applied on a consistent basis.
(2)
Each of the parties hereto acknowledges that the financial covenants and financial ratios contained in this Agreement have been established and agreed upon on the basis of the current accounting policies, practises and calculation methods or components thereof adopted by the Credit Parties on a Consolidated basis and made on a basis consistent with GAAP, and as reflected in the audited consolidated financial statements of the Guarantor as at December 31, 2021. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and the Credit Party(s) or the Lender shall so require, the Lender and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or replacement shall continue to be computed in accordance with GAAP prior to such change therein, and (b) the Borrowers shall provide to the Lender financial statements and other documents required under this Agreement setting forth a reconciliation between

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calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
1.5
Interest Calculations and Payments
(1)
All interest payments to be made under this Agreement will be paid without allowance or deduction for deemed re-investment or otherwise, both before and after maturity and before and after default and/or judgment, if any, until payment of the amount on which such interest is accruing, and interest will accrue on overdue interest, if any.
(2)
Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest or rate of fees “per annum” or a similar expression is used, such interest or fees will be calculated on the basis of a calendar year of 365 days or 366 days, as the case may be, and using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed re-investment of interest.
(3)
For the purposes of the Interest Act (Canada) and disclosure under such act, whenever interest to be paid under this Agreement is to be calculated on the basis of a year of 365 days or 366 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 365, 366 or such other period of time, as the case may be.
(4)
Notwithstanding anything herein to the contrary, the Lender shall calculate all fees and interest according to the terms of this Agreement and any other agreement entered into between the Borrowers and the Lender in connection with the Credit Facility. For greater certainty all such calculations shall be without duplication of any day such that neither interest nor fees shall be calculated in respect of the same day twice.
(5)
Notwithstanding any other provisions of this Agreement or the Loan Documents, if the amount of any interest, premium, fees or other monies or any rate of interest stipulated for, taken, reserved or extracted under any Loan Document would otherwise contravene the provisions of section 347 of the Criminal Code (Canada), section 8 of the Interest Act (Canada) or any successor or similar legislation, or would exceed the amounts which the Lender is legally entitled to charge and receive under any law to which such compensation is subject, then such amount or rate of interest shall be reduced to such maximum amount as would not contravene such provision; and to the extent that any excess has been charged or received the Lender shall determine the amount of any such excess and apply such excess against the Obligations and refund any further excess amount.

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1.6
Permitted Encumbrances

The inclusion of reference to Permitted Encumbrances in any Loan Document is not intended to, de facto, subordinate any Encumbrance created by any of the Security to any Permitted Encumbrance.

1.7
Currency

Unless otherwise specified in this Agreement, all references to currency (without further description) are to lawful money of Canada.

1.8
Entire Agreement and Conflicts

This Agreement and the other Loan Documents constitute the whole and entire agreement between the Credit Parties and the Lender and cancels and supersedes any prior agreements, undertakings, declarations, commitments, representations, written or oral, in respect thereof. In the event of a conflict between the provisions of this Agreement and the provisions of any other Loan Document, then, unless such Loan Document or an acknowledgement from the Credit Party and the Lender relative to such Loan Document expressly states that this Section 1.08 is not applicable to such Loan Document, notwithstanding anything else contained in such other Loan Document, the provisions of this Agreement will prevail and the provisions of such other Loan Document will be deemed to be amended to the extent necessary to eliminate such conflict.

1.9
Severability

If any provision of this Agreement is determined by any court of competent jurisdiction to be illegal or unenforceable, that provision will be severed from this Agreement and the remaining provisions will continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any of the parties

1.10
Further Assurances

Each Credit Party will promptly cure any Default by it in the execution and delivery of this Agreement, the Loan Documents or of any of the agreements provided for hereunder to which it is a party. Each Credit Party, at its expense, will promptly execute and deliver to the Lender, upon request by the Lender, all such other and further documents, agreements, opinions, certificates and instruments in compliance with, or for the accomplishment of the covenants and agreements of such Credit Party hereunder or more fully to state the obligations of such Credit Party as set forth herein or to make any recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection therewith.

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1.11
Schedules

Schedule 1.01(B)	-	Compliance Certificate
Schedule 1.01(C)	-	Conversion Notice
Schedule 1.01(D)	-	Drawdown Notice
Schedule 1.01(E)	-	Secured Property
Schedule 1.01(F)	-	Material Agreements
Schedule 1.01(G)	-	Relevant Jurisdictions
Schedule 1.01(H)	-	Repayment Notice
Schedule 1.01(I)	-	Rollover Notice
Schedule 1.01(J)	-	Specific Permitted Encumbrances
Schedule 9.01(14)	-	Ownership Structure
Article 2
– THE CREDIT FACILITY
2.1
Credit Facility

Subject to the terms and conditions of this Agreement, the Lender hereby establishes in favour of the Borrowers a non-revolving senior secured term credit facility in the maximum principal amount of the Commitment or such lesser amount pursuant to this Agreement, which facility will be made available only during the Availability Period (the “Credit Facility”).

2.2
Purpose of Credit Facility

Loans under the Credit Facility will only be used to assist in completing the Acquisition and to pay fees and transaction expenses relating to the Acquisition and following the completion of the Acquisition, for operating expenditures relating to the Secured Property. The Borrowers may not use the proceeds of any Loans under the Credit Facility to make a hostile take-over bid for any other Person.

2.3
Manner of Borrowing

The Borrowers may, during the Availability Period, in Canadian Dollars, make a single Drawdown, and thereafter Conversions and Rollovers under the Credit Facility of Prime Rate Loans and Bankers’ Acceptances.

2.4
Non-Revolving Nature of Credit Facility

The Credit Facility is non-revolving and amounts repaid may not be re-borrowed.

2.5
Drawdowns, Conversions and Rollovers
(1)
Subject to the provisions of this Agreement, the Borrowers may, in Canadian Dollars, make a single Drawdown on the Closing Date, and there after, Conversions and Rollovers of Prime Rate Loans and Bankers’ Acceptances.
(2)
The Borrowers must give the Lender a Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be, at the times and stipulating the information specified below:

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(a)
for a Prime Rate Loan, before 10:00 am (Toronto Time) on the Business Day before the Drawdown Date or Conversion Date, as the case may be; and
(b)
for a Bankers’ Acceptance, before 10:00 am (Toronto time) on the second Business Day before the Drawdown Date, Conversion Date or Rollover Date, as the case may be.

If the Borrowers fail to deliver a Conversion Notice or Rollover Notice to the Lender as set out above in respect of Bankers’ Acceptance prior to such Loan’s applicable maturity date, the Lender shall effect a Conversion of any maturing Bankers’ Acceptance into a Prime Rate Loan. The Borrower’s right to make a Drawdown under the Credit Facility shall be subject to the satisfaction of the conditions in Section 3.01. A Drawdown Date, Conversion Date and Rollover Date must be a Business Day and each Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be, must be delivered to the Lender on a Business Day.

(3)
Each Drawdown, Conversion or Rollover must:
(a)
in the case of Prime Rate Loans, be in a minimum principal amount of Cdn. $500,000 and increments of Cdn. $100,000; and
(b)
in the case of Bankers’ Acceptances, be in a minimum face amount of Cdn. $1,000,000 and increments of Cdn. $100,000.
2.6
Lender’s Obligations with Respect to Loans

The proceeds of the Drawdown shall, subject to Article 3, be advanced by the Lender to the Beneficial Owner by bank transfer to the credit of the account designated in the Drawdown Notice for the Drawdown.

2.7
Irrevocability

Each Drawdown Notice, Conversion Notice and Rollover Notice given by the Borrowers hereunder is irrevocable and will oblige the Borrowers to take the action contemplated on the date specified therein.

2.8
Market Disruption

If the Lender determines that a market for Bankers’ Acceptances does not exist at any time or the Lender cannot for other reasons, after reasonable commercial efforts, readily sell Bankers’ Acceptances or perform its other obligations under this Agreement with respect to Bankers’ Acceptances, the Lender will promptly so notify the Borrowers (such notification, a “BA Market Disruption Notice”). From and after the receipt of the BA Market Disruption Notice by the Borrowers from the Lender, the Lender shall not be obliged to accept, and the Borrower shall not be entitled to issue, Bankers’ Acceptances until the Lender determines in good faith that such market (or a comparable or replacement market, including to the extent instruments or loans equivalent to Bankers’ Acceptances are issued at a rate other than the BA Equivalent Rate) does exist and gives notice thereof to the Borrowers (such notification, a “BA Resumption Notice”). Following issuance of a BA Market Disruption Notice and until issuance of a BA Resumption

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Notice any Drawdown Notice, Conversion Notice or Rollover Notice requesting Bankers’ Acceptances shall be deemed to be a Drawdown Notice, Conversion Notice or Rollover Notice, as applicable, requesting Prime Loans in a similar aggregate principal amount.

Article 3
– DRAWDOWN CONDITIONS
3.1
Conditions Precedent to Drawdown under the Credit Facility

The obligation of the Lender under this Agreement to make the advance hereunder is subject to and conditional upon the prior satisfaction of the conditions precedent as set out below:

(a)
the Lender will have received a Drawdown Notice by the time required under Section 2.05;
(b)
the representations and warranties deemed to be repeated pursuant to Section 9.02 will continue to be true and correct as if made on and as of the Drawdown Date;
(c)
no Default or Event of Default will have occurred and be continuing on the Drawdown Date, or would result from making the requested advance;
(d)
a Material Adverse Change will not have occurred and be existing;
(e)
the Lender shall have completed such investigations with respect to the Credit Parties, the Acquisition and the Secured Property as it determines to be appropriate (including, without limitation, review of existing operations, historical financial statements, reasonableness of financial projections, environmental matters, tax matters, confirmation as to no material litigation, market and industry analysis, state of repair of the Secured Property, evidence of compliance with legal and regulatory matters), each acting reasonably, and shall have received all financial, corporate and other information requested by the Lender and shall be satisfied, in its discretion, with the results of such investigations, including, without limitation, a review of:
(i)
the Purchase Agreement and all schedules thereto, and principal documents referred to therein, as requested by the Lender;
(ii)
annual final financial statements of the Guarantor for its 2021 Fiscal Year, if applicable, reviewed by an independent certified public accountant acceptable to the Lender;
(iii)
schedule outlining annual current and projected future occupancy rates, revenue, expenses and net operating income for the Secured Property for 2022, 2023, 2024 and 2025;
(iv)
if requested by the Lender, a site inspection of the Secured Property;
(v)
all Material Agreements, Material Licences and Permitted Encumbrances;

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(vi)
all legal, tax, accounting and regulatory matters (including without limitation the organizational and legal structure of the Acquisition (including, without limitation, tax structuring and a “steps memorandum”, if any), the Secured Property and the Credit Parties;
(vii)
the Beneficial Owner’s standard form Lease; and
(viii)
a list of all material litigation relating to the Credit Parties and their respective Subsidiaries and such information relating thereto as requested by the Lender,

and the results of such due diligence will be satisfactory to the Lender, in its discretion;

(f)
an Acceptable Appraisal for the Secured Property, together with reliance letters permitting the Lender to rely on same, each of which are to be satisfactory to the Lender, acting reasonably, will have been delivered to the Lender;
(g)
a Phase 1 environmental audit, and to the extent recommended by such Phase 1 environmental audit, a Phase 2 environmental audit, with respect to the Secured Property, together with reliance letters permitting the Lender to rely on same, each of which are to be satisfactory to the Lender, acting reasonably, will have been delivered to the Lender;
(h)
building condition report with respect to the Secured Property together with a letter permitting the Lender to rely on such report, each of which are to be satisfactory to the Lender, acting reasonably, will have been delivered to the Lender;
(i)
the Lender shall have received evidence satisfactory to the Lender and the Independent Insurance Consultant that the Borrowers’ insurance with respect to the Secured Property is satisfactory and complies with this Agreement, together with a report from Independent Insurance Consultant addressed to the Lender and the certificates of insurance showing the Lender as a loss payee and additional insured as its interest may appear on all insurance policies that insure the assets to be secured by the Loan Documents;
(j)
the Lender shall have received a survey with respect to the Secured Property prepared by an accredited land surveyor (or where title insurance will be obtained, survey coverage to the satisfaction of the Lender, acting reasonably), such survey to be satisfactory to the Lender, acting reasonably;
(k)
the Lender shall have received evidence confirming that the Secured Property has all necessary development and zoning approvals (or where title insurance will be obtained, zoning coverage to the satisfaction of the Lender, acting reasonably) and is in compliance, in all materials respects, with all Applicable Laws;
(l)
Compliance Certificates (based on pro forma calculations), together with evidence of compliance with the financial covenants set out in Section 10.02;

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(m)
except as otherwise agreed by the Lender in writing, the Lender will have received certified copies of all shareholder, regulatory, governmental, third party and other approvals, if any, required in order for the Credit Parties to enter into this Agreement and the other Loan Documents and to perform their obligations hereunder and thereunder;
(n)
duly executed copies of the Loan Documents will have been delivered to the Lender and all such Security will have been duly registered, filed and recorded in all Relevant Jurisdictions where required by Applicable Law;
(o)
releases, discharges and postponements that are required with respect to all Encumbrances affecting the Collateral that are not Permitted Encumbrances (including, as applicable, repayment of existing Indebtedness relating to the Secured Property), if any, or a solicitors’ undertaking to discharge such Encumbrance in accordance with the applicable guidelines of the Law Society governing the Lender’s counsel, will have been delivered to the Lender and in a form acceptable to the Lender, acting reasonably;
(p)
the Lender will have received certified copies of the Organizational Documents or applicable extracts thereof of each Credit Party, the resolutions authorizing the execution and delivery of, and performance of each Credit Party’s respective obligations under, the Loan Documents and the transactions contemplated herein, and a certificate as to the incumbency of the officers of the Credit Parties executing the Loan Documents and any other documents to be provided pursuant to the provisions hereof;
(q)
except as otherwise agreed by the Lender, certificates of status or comparable certificates for all Relevant Jurisdictions of each Credit Party will have been delivered to the Lender;
(r)
if requested by the Lender, the Lender will have received a solvency certificate from each applicable Credit Party which is located in a Relevant Jurisdiction where Applicable Laws limit the ability of such Credit Party to provide Financial Assistance, such certificate to be in a form satisfactory to the Lender;
(s)
a currently dated Opinion of Counsel as to such matters and in such form as Lender’s Counsel deems appropriate, acting reasonably, addressed to the Lender and to Lender’s Counsel will have been delivered to the Lender, including, without limitation, enforceability, creation and perfection of security interest, and non-contravention of the Organizational Documents and Applicable Laws;
(t)
currently dated letters of opinion of local counsel for the Credit Parties as to such matters and in such form as Lender’s Counsel deems appropriate, in its discretion, addressed to the Lender and to Lender’s Counsel will have been delivered to the Lender, including, without limitation, enforceability, creation and perfection of security interest, and non-contravention of Organizational Documents and Applicable Laws;

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(u)
a title insurance policy in form, and containing endorsements and first priority of the Security for the Secured Property, satisfactory to the Lender, acting reasonably, issued by an insurer acceptable to the Lender, acting reasonably;
(v)
the Lender shall have received evidence confirming that realty taxes levied against the Secured Property are current (or where title insurance will be obtained, realty tax coverage to the satisfaction of the Lender, acting reasonably);
(w)
the Lender will have received on its own behalf payment of all fees and expenses payable to the Lender pursuant to this Agreement that are due and payable at such time;
(x)
the Lender shall have received and be satisfied, in its discretion, with evidence confirming the current debt maintained on the Guarantor’s balance sheet including a breakdown of applicable lenders, principal amount, type of debt and maturity dates;
(y)
the Lender shall have received and be satisfied, in its discretion, with evidence confirming the properties currently owned by the Guarantor and their current and projected net operating income;
(z)
all other terms and conditions of this Agreement and the other Loan Documents upon which the Borrowers may obtain a Loan that have not been waived will have been fulfilled;
(aa)
the Borrowers shall have provided all documentation and other information to the Lender and the Lender required by any applicable “know your customer” or “know your client” requirements and anti-money laundering and anti-terrorism laws, rules and regulations;
(bb)
confirmation or evidence satisfactory to the Lender that the Secured Property is not subject to any purchase or option rights to any Person;
(cc)
evidence that the Borrowers have sufficient funds on hand, together with the proceeds available under the Credit Facility, to close the Acquisition, in accordance with the “sources and uses” information provided to the Lender or as otherwise approved by all of the Lender;
(dd)
the Borrowers shall have successfully completed the Acquisition in accordance with the transactions described in the Purchase Agreement (and further that the Purchase Agreement shall not have been amended, nor shall any approval or waiver have been made by the Borrower, of any terms or conditions therein without the consent of the Lender, not to be unreasonably withheld);
(ee)
the Lender shall be satisfied, in its discretion, that no Material Adverse Change then exists, or would exist upon the closing of the Acquisition; and

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(ff)
such other matters as the Lender determines, in its discretion, to be necessary to first advance the Loan,

provided that all documents delivered pursuant to this Section 3.01 must be in full force and effect, and in form and substance satisfactory to the Lender, acting reasonably.

3.2
Waiver

The conditions set forth in Section 3.01 are inserted for the sole benefit of the Lender and may be waived by the Lender, in whole or in part (with or without terms or conditions), in respect of any Drawdown without prejudicing the right of the Lender at any time to assert such conditions in respect of any subsequent Drawdown.

Article 4
– PAYMENTS OF INTEREST AND FEES
4.1
Interest on Prime Rate Loans

The Borrowers will pay interest on each Prime Rate Loan during each Interest Period applicable thereto in Canadian Dollars at a rate per annum equal to the sum of (i) the Prime Rate in effect from time to time during such Interest Period, plus (ii) the Prime Rate Margin. Each determination by the Lender of the Prime Rate and the Prime Rate Margin applicable from time to time during an Interest Period will, in the absence of manifest error, be binding upon the Borrowers. Such interest will be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date, Conversion Date or preceding Interest Payment Date, as the case may be, for such Loan to but excluding such Interest Payment Date (or, if such Interest Payment Date follows the repayment of such Loan or the Conversion of such Loan, to but excluding the date of such repayment or Conversion) and will be calculated on the principal amount of the Prime Rate Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be. Changes in the Prime Rate will cause an immediate adjustment of the interest rate applicable to such Loan without the necessity of any notice to the Borrowers.

4.2
Upfront Fee

In consideration of the Lender providing the Credit Facility, the Borrowers shall pay to the Lender, for the account of the Lender an upfront fee equal to $49,500, with such fee being payable and fully earned on the first date of the first Drawdown hereunder.

4.3
Default Interest

Unless the payment of interest is otherwise specifically provided for herein, where the Credit Parties fail to pay any amount required to be paid by them hereunder when due having received notice that such amount is due, the Credit Parties shall pay interest or fees on such unpaid amount from the time such amount is due until paid at the rates otherwise applicable plus 2% per annum in order to compensate the Lender for the additional risk.

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Article 5
– BANKERS’ ACCEPTANCES
5.1
Bankers’ Acceptances

All Bankers’ Acceptances hereunder shall be issued in accordance with the provisions of this Article 5.

5.2
General Mechanics
(1)
At no time will there be Bankers’ Acceptances outstanding with more than five (5) different maturity dates.
(2)
The term of a Bankers’ Acceptance shall be selected by the Borrowers and may be one, two, or three months in duration provided that the term of a Bankers’ Acceptance shall not, in any event, exceed either (i) Maturity Date or (ii) the next scheduled Principal Payment Date.
5.3
Purchase of Bankers’ Acceptances

The Lender shall purchase each Bankers’ Acceptance accepted by it for a price equal to the face amount thereof less the discount to the face amount thereof required to yield an interest rate per annum equal to the BA Discount Rate in effect on the applicable Drawdown Date, Rollover Date or Conversion Date. The Lender may at any time and from time to time hold, rediscount or Dispose of any Bankers’ Acceptance purchased by it.

5.4
Drawdowns

The Lender shall make available to the Borrowers by depositing the amount set forth in the Drawdown Notice in immediately available funds on the applicable Drawdown Date according to the instructions in the Drawdown Notice.

5.5
Rollovers

In the case of a Rollover of a Bankers’ Acceptance, in order to satisfy the continuing liability of the Borrowers to the Lender for the face amount of the maturing Bankers’ Acceptance, the Lender shall determine and retain the BA Discount Proceeds of the new Bankers’ Acceptance and the Borrowers shall, on the maturity date of the maturing Bankers’ Acceptance, pay to the Lender’s account at the Lender’s Office (i) the difference between the principal amount of the maturing Bankers’ Acceptance and the BA Discount Proceeds from the new Bankers’ Acceptance, and (ii) the BA Stamping Fee in respect of the new Bankers’ Acceptance.

5.6
Conversions
(1)
In the case of a Conversion into a Bankers’ Acceptance, in order to satisfy the continuing liability of the Borrowers to the Lender for the amount of the converted Loan, the Lender shall determine and retain for its own account the BA Discount Proceeds of the Bankers’ Acceptance and the Borrowers shall on the Conversion Date pay to the Lender’s Account at the Lender’s Office (i) the difference between the principal amount of the converted Loan and the BA

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Discount Proceeds from the Bankers’ Acceptance, and (ii) the BA Stamping Fee in respect of the Bankers’ Acceptance.
(2)
In the case of a Conversion of a Bankers’ Acceptance into another type of Loan, in order to satisfy the continuing liability of the Borrowers to the Lender for an amount equal to the face amount of the Bankers’ Acceptance, the Lender shall record the obligation of the Borrowers to the Lender as a Loan of the type into which the obligation has been converted.
5.7
Maturity

Prior to the maturity date of a Bankers’ Acceptance, the Borrowers shall deliver to the Lender one of the following:

(a)
by the deadline set forth in Section 2.05, a Rollover Notice stating that the Borrowers intend to draw and present for acceptance on the maturity date a new Bankers’ Acceptance in the same face amount as the maturing Bankers’ Acceptance; or
(b)
by 11:00 a.m. (Toronto time) one (1) Business Day prior to the maturity date of such Bankers’ Acceptance, a Repayment Notice in respect of such Bankers’ Acceptance and on the maturity date of the maturing Bankers’ Acceptance, pay to the Lender an amount equal to the face amount of the maturing Bankers’ Acceptance; or
(c)
by the deadline set forth in Section 2.05, a Conversion Notice in respect of such Bankers’ Acceptance and on the maturity date of the maturing Bankers’ Acceptance, the Lender shall record the obligation of the Borrowers as a Prime Rate Loan in an amount equal to the face amount of the maturing Bankers’ Acceptance.

If the Borrowers fail to so notify the Lender, the Lender shall effect a Conversion into a Prime Rate Loan as if a Conversion Notice pursuant to paragraph (c) above had been given by the Borrowers to the Lender electing to convert such maturing Bankers’ Acceptance into a Prime Rate Loan.

5.8
Bankers’ Acceptances Stamping Fees

Upon the acceptance by the Lender of any Draft of the Borrowers pursuant to this Agreement, the Borrowers shall be obliged to the Lender’s account, for the account of the Lender, a fee in Canadian Dollars equal to the BA Stamping Fee on the face amount at maturity of the Bankers’ Acceptance for its term, being the actual number of days in the period from and including the date of acceptance of the Bankers’ Acceptance to but excluding the maturity date of the Bankers’ Acceptance and, for purposes of calculation, calculated on the basis of a 365 day year.

5.9
General re Bankers’ Acceptances
(1)
In order to facilitate the issuance of Bankers’ Acceptances pursuant to this Section 5.09, upon the delivery of a Drawdown Notice, Conversion Notice or Rollover Notice with respect to a Bankers’ Acceptance, the Borrowers authorize the Lender and appoints the Lender as its

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attorney to complete drafts in the form prescribed by the Lender (each such draft that has not yet been accepted by a Lender being referred to as a “Draft”), sign and endorse same on its behalf in handwritten form or by facsimile or mechanical signature or otherwise and, once so completed, signed and endorsed to accept them as a Bankers’ Acceptance under this Section 5.09 and then purchase, discount or negotiate such a Bankers’ Acceptance in accordance with the provisions of this Section 5.09. Drafts so completed, signed, endorsed and negotiated on behalf of the Borrowers by the Lender shall bind the Borrowers as fully and effectively as if so performed by an authorized officer of the Borrowers. Each Draft of a Bankers’ Acceptance completed, signed or endorsed by the Lender shall mature on the last day of the Interest Period with respect thereto.
(2)
Any executed Drafts to be used for Bankers’ Acceptances which are held by the Lender shall be held in safekeeping with the same degree of care as if they were the Lender’s own property and the Lender was keeping them at the place at which they are to be held. The Borrowers shall, by written notice to the Lender, designate the Persons authorized to give the Lender instructions regarding the manner in which the Drafts are to be completed and the times at which they are to be issued. Neither the Lender nor any of their respective directors, officers, employees or representatives shall be liable for any action taken or omitted to be taken by any of them under this Section 5.09, except for its own negligence or wilful misconduct.
(3)
The Lender shall maintain a record with respect to Bankers’ Acceptances (a) accepted by it hereunder; (b) cancelled at their respective maturities; or (c) voided by it for any reason. The Lender further agrees to retain such records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations which apply to the Lender.
(4)
The Borrowers shall not claim any days of grace for the payment at maturity of any Bankers’ Acceptance. The obligations of the Borrowers to make payments in respect of Bankers’ Acceptances shall not be prejudiced by the fact that the holder of such Bankers’ Acceptance is the Lender that accepted such Bankers’ Acceptance. The obligations of the Borrowers with respect to Bankers’ Acceptances under this Agreement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:
(a)
any lack of validity or enforceability of any bill of exchange accepted by a Lender as a Bankers’ Acceptance; or
(b)
the existence of any claim, set off, defence or other right which the Borrowers may have at any time against the holder of a Bankers’ Acceptance, or any other Person, whether in connection with this Agreement or otherwise.
5.10
Cash Collateralization

The Borrowers acknowledge that Advances made by a Lender by way of Bankers’ Acceptances may not, Save and except as expressly provided otherwise in this Agreement, be repaid prior to the maturity thereof. In connection with each voluntary or mandatory repayment hereunder in connection with Bankers’ Acceptances which are to be repaid prior to their respective maturity or expiry dates, the Borrowers shall deposit cash (to be held in a non-interest bearing account) with the Lender equal to the full face amount at maturity of such Bankers’ Acceptance

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and shall concurrently deliver to the Lender a cash collateral agreement, supporting resolutions, certificates and opinions in form and substance satisfactory to the Lender.

Article 6
– REPAYMENT
6.1
Mandatory Repayment – Credit Facility
(1)
Subject to Section 11.02, the Borrowers will repay in full the outstanding principal amount of all Loans and other Obligations under the Credit Facility on or before the Maturity Date.
(2)
Subject to Section 11.02, the Borrowers shall, until such time as the Borrower enters into a Qualifying Hedge Agreement, as a permanent repayment in respect of Loans outstanding under the Credit Facility, pay to the Lender monthly principal payments, beginning at the first day of the second Fiscal Quarter following the Closing Date (each a “Principal Payment Date”) in the amount of $55,000.00, which payments will be calculated using a 25 year amortization.
(3)
Subject to Section 11.02, in the event the Borrowers enter into a Qualifying Hedge Agreement, the Borrowers will provide the Lender with a Repayment Notice and, as a permanent repayment in respect of Loans outstanding under the Credit Facility, pay to the Lender monthly payments according to an interest rate swap schedule, beginning at the first day of the second Fiscal Quarter following the Closing Date (each a “Principal Payment Date”), replicating equal monthly blended payments of principal and interest which payments will be calculated using a 25 year amortization.
(4)
Subject to Section 11.02, the Borrowers shall, as a permanent repayment in respect of Loans outstanding under the Credit Facility, pay to the Lender an amount equal to 100% of the net proceeds from any property insurance proceeds received in respect of the Secured Property (unless such insurance proceeds are expended or committed for the repair or replacement of the Secured Property, subject to the provisions of Section 10.01(12)).
6.2
Voluntary Repayments

The Borrowers may at any time, from time to time, repay without penalty, the whole or any part of any Loan provided that the Borrower shall give a Repayment Notice to the Lender at least two (2) Business Days prior to the repayment date, provided that (a) each such repayment must be in increments of Cdn. $100,000 and (b) other than as contemplated in Section 6.03, a Bankers' Acceptance may only be repaid on the last day of its Interest Period.

6.3
Repayment Compensation

If the Borrowers by reason of any repayment hereunder, whether mandatory or voluntary, pay any Bankers’ Acceptances prior to their respective maturity dates, the Borrowers will deposit with the Lender cash collateral equal to the full face amount at maturity of such Bankers’ Acceptance such collateral to be held by the Lender in an interest bearing cash collateral account as security (and subject to the security interests created by the Security) and applied in payment of same as they mature, with the interest thereon paid to the Borrowers unless an Event

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of Default is then continuing, in which case such interest shall be applied by the Lender in accordance with the terms hereof.

Article 7
– PLACE AND APPLICATION OF PAYMENTS
7.1
Place of Payment of Principal, Interest and Fees
(1)
All payments of principal, interest, fees and other amounts to be made by the Borrowers to the Lender pursuant to this Agreement shall be made in immediately available funds at the Lender’s Office in Toronto or to such other address as the Lender may direct in writing from time to time. All such payments received by the Lender on a Business Day before 2:00 p.m. (Toronto time) shall be treated as having been received by the Lender on that day; payments made after such time on a Business Day shall be treated as having been received by the Lender on the next Business Day.
(2)
Whenever any payment shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Interest shall continue to accrue and be payable thereon as provided herein, until the date on which such payment is received by the Lender.
Article 8
– SECURITY
8.1
Security

As general and continuing security for the payment and performance of the Obligations the security described below will be granted to the Lender, in each case in a form acceptable to the Lender:

(a)
a demand debenture from the Nominee in the principal amount of $20,000,000, which demand debenture shall constitute a first priority fixed and specific mortgage and charge of the Secured Property (including, without limitation, any accounts pertaining to the Secured Property), in each case, subject to Permitted Encumbrances and which will include a first priority ranking security interest (subject only to Permitted Encumbrances) over all of the Borrower’s personal property located at or used solely in connection with the Secured Property and owned by the Borrower;
(b)
a first priority general assignment of leases and rents from the Nominee constituting a first priority assignment and security in all Leases and Rents in respect of the Secured Property;
(c)
a beneficial owners charge and direction whereby the Beneficial Owner directs the Nominee to charge legal title to the Secured Property, for and on behalf of the Beneficial Owner, in favour of the Lender;
(d)
a collateral charge/mortgage of land from the Nominee in the principal amount of $20,000,000, to be registered against the relevant title to the Secured Property, which collateral charge shall constitute a first priority fixed and specific mortgage

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and charge of the Secured Property (including, without limitation, any accounts pertaining to the Secured Property), in each case, subject to Permitted Encumbrances;
(e)
an assignment by the Beneficial Owner of all policies of insurance and all proceeds thereunder with respect to the Secured Property that are subject to the foregoing security and all other security hereafter granted by the Borrowers pursuant to this Agreement, including any policies providing business interruption insurance, with the Lender named as first loss payee and additional insured as its interest may appear, with a standard mortgage clause endorsement, and certificates evidencing all such insurance; and
(f)
such other security relating to the Secured Property as the Lender may reasonably require.
8.2
Registration and Protection of Security.

The Borrowers shall provide the Security perfected and protected to the proper satisfaction of the Lender and shall, at the Borrowers’ expense, register, file or record or cause the registration, filing or recording of the Security granted by it in all offices in each jurisdiction where such registration, filing or recording is necessary or of advantage to the creation, perfection and preserving of the Security applicable to it. The Borrowers shall provide the Lender with such assistance and do such acts as the Lender may from time to time request and to provide such other materials of conveyance, assignment, transfer or charge to properly effect the Lender’s Security as contemplated and shall renew and maintain such registrations, filings and recordings from time to time as and when required to keep them in full force and effect and to maintain the required priority of such Security.

8.3
Further Assurances

The Borrowers will from time to time execute and deliver all such further deeds or other instruments of conveyance, assignment, transfer, mortgage, hypothec, pledge or charge in connection with the Secured Property as may be required to properly perfect the security interest of the Lender in the Secured Property and collateral subject to the Security.

8.4
Form of Security

The Security will be in form satisfactory to the Lender, acting reasonably.

8.5
Qualifying Hedge Arrangements
(a)
The Security shall also secure all Obligations owing under or in respect of Qualifying Hedge Arrangements and the Qualifying Cash Management Arrangements.
(b)
Notwithstanding payment and performance in full of all of the Obligations (other than the obligations under the Qualifying Hedge Arrangement and the Qualifying Cash Management Arrangements), the Security shall continue to secure the

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Obligations of the Borrowers under all outstanding Qualifying Hedge Arrangements and all outstanding Qualifying Cash Management Arrangements and the Borrowers shall not be entitled to a discharge of the Security until all Qualifying Hedge Arrangements and all Qualifying Cash Management Arrangements have been terminated and all amounts, if any, owing by the Borrowers in respect thereof have been paid to the Lender.
Article 9
– REPRESENTATIONS AND WARRANTIES
9.1
Representations and Warranties

Each Credit Party, in respect of Sections 9.01(1), (2), (3), (4), (5), (6), (7), (8), (9), (12), (18), (19), (20), (22), (23) and (37), on a joint and several basis, and the Borrowers, in respect of Sections 9.01(10), (11), (13), (14), (15), (16), (17), (21), (24), (25), (26), (27), (28), (29), (30), (31), (32), (33), (34), (35) and (36), on a joint and several basis, and acknowledges and confirms that the Lender is relying upon such representations and warranties:

(1)
Existence and Qualification. Each Credit Party has been (a) duly constituted, incorporated, amalgamated or continued, as the case may be, and is validly subsisting as a corporation or company, as the case may be, under the laws of its jurisdiction of incorporation, amalgamation or continuance, as the case may be, (b) is duly qualified to carry on business in its applicable Relevant Jurisdiction and has all Material Licences, and (c) except as disclosed to the Lender in an officer’s certificate delivered pursuant to Section 3.01, has not adopted or designated any name (including any French name) for any Credit Party other than the English form of such names as set out herein.
(2)
Power and Authority. Each Credit Party has the power, authority and right (a) to enter into and deliver, and to exercise its rights and perform its obligations under, the Loan Documents to which it is a party and all other instruments and agreements delivered by it pursuant to any of the Loan Documents, and (b) to own its assets (including the Secured Property, as applicable) and carry on its business as currently conducted and as currently proposed to be conducted by it.
(3)
Duly Licensed. Each Credit Party: (a) is, in all material respects, duly licensed, registered or qualified to carry on business in all jurisdictions where the character of its assets and property owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary or desirable under Applicable Law, and (b) holds all licences, permits, orders, approvals, notices, registrations and all other prerequisites for conducting its business under Applicable Law, in all material respects.
(4)
Execution, Delivery, Performance and Enforceability of Documents. The execution, delivery and performance of each of the Loan Documents to which any Credit Party is a party, and every other instrument or agreement delivered by it pursuant to any Loan Document, has been duly authorized by all actions, if any, required on its part and by its shareholders and directors (or, where applicable, shareholders, trustees, partners, members or managers), and each of such documents has been duly executed and delivered and constitutes a valid and legally binding

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obligation of the particular Credit Party enforceable against it in accordance with its terms, subject to the qualifications (including enforceability qualifications) contained in Opinions of Counsel.
(5)
Loan Documents Comply with Applicable Laws, Organizational Documents and Contractual Obligations. Neither the entering into nor the delivery of, and neither the consummation of the transactions contemplated in nor compliance with the terms, conditions and provisions of, the Loan Documents by any Credit Party conflicts with or will conflict with, or results or will result in any breach of, or constitutes a default under or contravention of, (i) any Requirement of Law applicable to it, (ii) any of its Organizational Documents, (iii) any Material Agreement, (iv) any Permitted Encumbrances, or (v) any Indebtedness outstanding by any of the Borrower or its Subsidiaries, or results or will result in, the creation or imposition of any Encumbrance upon any of the Secured Property that is not a Permitted Encumbrance.
(6)
Consents Respecting Loan Documents. Each of the Credit Parties has obtained, made or taken all consents, approvals, authorizations, declarations, registrations, filings, notices and other actions whatsoever required from all applicable Governmental Authority and all other Persons as of the date hereof in connection with the execution and delivery by it of each of the Loan Documents to which it is a party, and the consummation of the transactions contemplated in the Loan Documents.
(7)
Taxes. Each of the Credit Parties have paid or made adequate provision for the payment of all Taxes levied on it or on its property or income that are due and payable, including interest and penalties, or has accrued such amounts in its financial statements for the payment of such Taxes except Taxes that are not material in amount, that are not delinquent or if delinquent are being contested, and there is no material action, suit, proceeding, investigation, audit or claim now pending, or to its knowledge threatened, by any Governmental Authority regarding any Taxes nor has it agreed to waive or extend any statute of limitations with respect to the payment or collection of Taxes.
(8)
Judgments, Etc. Neither of the Borrowers nor any of their respective Subsidiaries or any other Credit Party is subject to any judgment, order, writ, injunction, decree or award, or to any restriction, rule or regulation (other than customary or ordinary course restrictions, rules and regulations consistent or similar with those imposed on other Persons engaged in similar businesses) that has not been stayed or of which enforcement has not been suspended, which would reasonably be expected to exceed $1,000,000 in the aggregate.
(9)
Absence of Litigation. There are no actions, suits or proceedings pending or, to the Credit Parties’ knowledge, threatened against or affecting the Borrowers or any of its Subsidiaries or any other Credit Party that are reasonably likely to cause, either separately or in the aggregate, a Material Adverse Change. To the Credit Parties’ knowledge, none of the Credit Parties is in default in any material respects with respect to any Applicable Law.
(10)
Title. (i) The Nominee is the sole registered owner, and the Beneficial Owner is the sole beneficial owner, of the Secured Property, with good and marketable title to each of their respective interests Secured Property, free and clear of all Encumbrances except Permitted Encumbrances, and no Person has any agreement, option or right to acquire an interest in the Secured Property; (ii) the Beneficial Owner good and marketable ownership of its personal

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undertakings and property, free and clear of all Encumbrances except Permitted Encumbrances, and no Person has any agreement, option or right to acquire an interest in such property; and (iii) the Nominee has no interest in the Secured Property except as registered owner and none of the rights to the rents, income or profits of the Secured Property is owned by the Nominee; and (iv) the Nominee has no authority to deal with the Secured Property except as specifically authorized and directed by the Beneficial Owners pursuant to and in accordance with the Nominee Agreement.
(11)
Zoning. Except as disclosed to the Lender in writing, the Borrowers have not received notice of any proposed rezoning of all or any part of the Secured Property that is likely to have a material adverse effect in respect of the Secured Property.
(12)
Compliance with Laws. None of the Credit Parties is in default under any Applicable Law where such default could reasonably be expected to cause a Material Adverse Change, and all its undertakings and property, both real and personal, and the operation and use thereof are in compliance with all Applicable Law, except to the extent that a failure to comply would not be reasonably likely to result in a Material Adverse Change.
(13)
No Default. No Default or Event of Default has occurred and is continuing.
(14)
Ownership Structure. The ownership structure set out in Schedule 9.01(14) accurately reflects the organizational and ownership structure of each Credit Party and the Secured Property.
(15)
Relevant Jurisdictions. The Relevant Jurisdictions for each Credit Party is as set forth on Schedule 1.01(G).
(16)
Security. The Security is effective to create in favour of the Lender, as security for the Obligations described therein, a legal, valid, binding and enforceable security interest in the collateral described therein and proceeds thereof, and constitutes a first priority security interest (subject to Permitted Encumbrances) against the Secured Property, in each case, subject to the qualifications (including enforceability qualifications) contained in Opinions of Counsel.
(17)
Intellectual Property Rights. The Beneficial Owner has sufficient Intellectual Property Rights reasonably necessary for the conduct of its businesses. To the Borrowers’ knowledge, they are not infringing or is alleged to be infringing the Intellectual Property Rights of any other Person.
(18)
Material Agreements and Material Licences. No event has occurred and is continuing that would constitute a material breach of, or a material default by a Credit Party under, any Material Agreement or Material Licence and each Material Agreement to which a Credit Party is a party is binding upon it.
(19)
Financial Statements. All of the quarterly and annual financial statements that have been furnished to the Lender in connection with this Agreement are accurate and complete in all material respects and such financial statements fairly present the financial position of the Borrowers or Guarantor, as the case may be, as of the dates referred to therein and have been prepared in accordance with GAAP. None of the Credit Parties have any liabilities (contingent or

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other) or other obligations of the type required to be disclosed in accordance with GAAP that are not fully disclosed on the most recent Consolidated financial statements of the Borrower furnished to the Lender.
(20)
No Material Adverse Change. Since the date of the Guarantor’s most recent annual audited financial statements provided to the Lender, there has been no condition (financial or otherwise), event or change in its business, liabilities, operations, results of operations, assets or prospects which constitutes, or could reasonably be expected to constitute, or cause, a Material Adverse Change.
(21)
Environmental Matters.
(a)
To the Borrowers’ knowledge, and except as disclosed pursuant to the reports delivered pursuant to Section 3.01(g), the Secured Property and the operations of the Beneficial Owner are in material compliance in all respects with all Environmental Laws; the Borrowers are not aware of, nor has it received notice of, any past, present or future condition, event, activity, practice or incident that may interfere with or prevent the compliance or continued compliance of it or any other Credit Party in respect of the Secured Property under all Environmental Laws; and the Borrowers have obtained all licences, permits and approvals that are currently required in respect of the Secured Property under all Environmental Laws and are in material compliance with the provisions of such licences, permits and approvals.
(b)
Except as disclosed pursuant to the reports delivered pursuant to Section 3.01(g), the Borrowers are not aware that any Hazardous Substances exist on, about or within or have been used, generated, stored, transported, disposed of on, or released from any of the Secured Property, other than in material accordance and compliance with all Environmental Law.
(c)
The use which the Beneficial Owner has made and intends to make of the Secured Property will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Substances on, in or from such Secured Property, except in accordance and material compliance with all Environmental Laws.
(d)
There is no action, suit or proceeding, or any investigation or inquiry, before any Governmental Authority pending, or, to the Borrowers’ knowledge, threatened against any Credit Party relating to the Secured Property and in any way relating to any Environmental Law.
(e)
No Credit Party has (i) incurred any current and outstanding liability for any clean-up or remedial action under any Environmental Law with respect to current or past operations, events, activities, practices, incidents conducted on the Secured Property, or the condition or use of the Secured Property, (ii) received any outstanding written request for information (other than information to be provided in the normal course in connection with applications for licences, permits or approvals) by any Person under any Environmental Law with respect to the

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condition, use or operation of the Secured Property, or (iii) received any outstanding written notice or claim under any Environmental Law with respect to any material violation of or liability under any Environmental Law or relating to the presence of Hazardous Substance on or originating from the Secured Property, the presence of which could result in a material violation of or liability under any Environmental Law.
(22)
No Pension Plans. No Credit Party is required to establish, operate or maintain Canadian Pension Plans or Canadian Plans pursuant to Applicable Canadian Pension Laws and it has not established, operated or maintained any Canadian Pension Plans and Canadian Plans, and (ii) there are no corporately funded defined benefits or Canadian Plans.
(23)
Labour Dispute and Casualties. Neither the Secured Property nor the business of the Credit Parties are affected in any material respect by any strike, lockout or other labour dispute, or by any fire, accident or other casualty, in each case, which has not been advised to the Lender in writing.
(24)
Solvency. Each of the Borrowers and its respective Subsidiaries are solvent, able to pay its debts as they mature, has sufficient capital to carry on its business and has assets the fair market value of which exceeds its liabilities, and it will not be rendered insolvent, under-capitalized or unable to pay debts generally as they become due by the execution or performance of this Agreement or any other Loan Document to which it is a party.
(25)
Full Disclosure. To the Borrowers’ knowledge: (a) all information provided to the Lender in connection with the Credit Facility is true and correct, and (b) none of the documentation furnished to the Lender, by or on behalf of the Borrowers, omits or will omit as of such time, a material fact necessary to make the statements contained therein not misleading in any material way. For greater certainty, no Credit Party shall have any liability to the Lender in respect of any third party reports provided by a Credit Party to the Lender pursuant to this Agreement, each of which has been provided by such Credit Party without representation or warranty and the Lender shall rely entirely and solely upon its own review, investigations and inspections thereof.

Any projections from time to time delivered hereunder or in connection herewith by the Borrowers to the Lender are or will be based upon the estimates and assumptions stated therein, all of which the Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to the Borrowers as of such delivery date, and reflect the Borrower’s good faith and reasonable estimates of the future financial performance of the Borrowers and of the other information projected therein for the period set forth therein. Such projections are not a guarantee of future performance and actual results may differ from those set forth in such projections.

(26)
Material Agreements and Permitted Encumbrances. True copies of each of the Material Agreements have been delivered or made available to the Lender or the Lender’s Counsel. With respect to each of the Material Agreements: (a) it is in full force and effect and has not, except as has been disclosed to the Lender, been amended; (b) it has been duly executed and delivered and constitutes a valid and binding obligation of the Borrowers; and (c) the Borrowers have not received any notice or claim of a default under any Material Agreement (except as disclosed in

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writing to and accepted in writing by the Lender). With respect to each of the Material Agreements and each of the Permitted Encumbrances: (d) to the Borrowers’ knowledge (i) all obligations and covenants required to be met or complied with on the part of the Borrowers have been complied in all material respects; and (ii) no Default or Event or Event of Default on the part of the Credit Parties exists with respect thereto, and (iii) the Material Agreements and Permitted Encumbrances constitute the only agreements which are material to the ownership or operation of the Secured Property.
(27)
Zoning and Uses.
(i)
To the Borrowers’ knowledge, the existing use of the Secured Property by the Beneficial Owner complies in all material respects with all Applicable Laws.
(ii)
To the Borrowers’ knowledge, the Secured Property complies with all municipal, zoning and parking requirements under Applicable Laws.
(iii)
No Credit Party has received notice of any proposed rezoning of all or any part of the Secured Property.
(iv)
No Credit Party has received notice of any expropriation of all or any part of the Secured Property.
(28)
Work Orders. There are no outstanding judgments, writs of execution, seizures, injunctions or directives against the Borrowers, nor any work orders or directives or notices of deficiency capable of resulting in work orders or directives with respect to the Secured Property that could result in, or that are reasonably likely to result in, a Material Adverse Change on the Secured Property.
(29)
Condition of the Secured Property. To the Borrowers’ knowledge, except as set out in the building condition reports delivered pursuant to Section 3.01(h), all buildings and improvements comprising part of the Secured Property are in good physical condition, and there are no material defects or extraordinary repairs required in connection therewith, except as disclosed in writing to, and approved by, the Lender.
(30)
Real Property. The only real property interests necessary for the operation of the Secured Property in the manner in which it is currently operated are the real property interests comprising the Secured Property. All easements, licences, servitude and other agreements necessary for the operation and maintenance of the Secured Property in the manner in which it is currently being operated, if any, have been obtained and, to the Borrowers’ knowledge, are in good standing.
(31)
Rent Roll. The current rent rolls for the Secured Property delivered to the Lender are true and accurate in all material respects as at the date thereof.
(32)
Use of Proceeds. The Borrowers confirm and agree that the Credit Facility will only be used by the Borrowers for the purposes set out in Section 2.02 and shall not be used by, or on behalf of, any other Person.

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(33)
Insurance. The insurance policies required pursuant to Section 10.01(12) are in place and maintained in respect of the Secured Property.
(34)
Residency. The Beneficial owner is a non-resident for the purposes of Section 116 of the Income Tax Act (Canada). The Nominee is a resident for the purposes of Section 116 of the Income Tax Act (Canada).
(35)
No Construction Liens. To the Borrowers’ knowledge, all accounts for work and services performed or materials placed or furnished upon or in respect of construction at the Secured Property have been fully paid as of the date hereof and no one shall be entitled on the date hereof to claim a lien under any applicable construction lien legislation for work performed by or on behalf of any Credit Party or, to the Credit Parties’ knowledge, its predecessor in title.
(36)
Leases. Except as set out in the Leases, or any amendments thereto, or otherwise disclosed to the Lender or for any non-compliance which would not likely have a Material Adverse Change in respect of the Secured Property:
(a)
the only Leases affecting the Secured Property are those in connection with the tenancies set out in the rent rolls delivered to the Lender. The particulars of the rent rolls are full, complete and accurate in all material respects as at the date noted therein;
(b)
other than the Leases identified in the rent rolls, and the two (2) storage units licenced for nominal consideration to the previous owner of the Secured Property (the “Sellers Leases”), there are no offers to lease, licences or other occupancy rights affecting the occupancy of the Secured Property, tenants are occupying their portion of the Secured Property subject to the provisions of the Leases and paying full rent as required under the Leases, and subject to such defaults by, and enforcement proceedings in respect of, tenants that may arise in the normal course of operating the business being conducted by the Borrower on the Secured Property, and which in the aggregate, will not result in a Material Adverse Change in respect of the Secured Property; and
(c)
other than as identified in the rent rolls, no Tenant has prepaid rent or deposited security in excess of one month’s rent and there are no rent-free period; and
(d)
to the Credit Parties’ knowledge, the Beneficial Owner, as landlord under the Leases, has performed all of its material obligations and observed all of the material conditions required of it under all Leases.
(37)
Anti-Money Laundering Laws; Sanctions and Anti-Corruption Laws.
(a)
No Credit Party and, to the knowledge of the Credit Parties, none of its Affiliates are in violation of, or intends to use any proceeds of the Loans in violation of, any Applicable Laws relating to (i) terrorism or money laundering, including the Criminal Code (Canada) and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and United States Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Uniting and Strengthening

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America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107‑56 and, in each case, the regulations promulgated thereunder (collectively, “AML Laws”), or (ii) Sanctions.
(b)
No Credit Party is, and to the knowledge of the Credit Parties, no Affiliate or agent of any Credit Party acting or benefiting in any capacity in connection with the making of any Loan is (i) currently subject to any economic, trade or financial sanctions or trade embargoes imposed, administered or enforced from time to time under laws and executive orders of the Canadian government (including without limitation including under the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Criminal Code (Canada), the Export and Import Permits Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada) and, in each case, the regulations promulgated thereunder), the United States government, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the Office of Foreign Assets Control, or any other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory (a “Sanctioned Country”), including Iran, Burma, North Korea, Sudan and Syria.
(c)
No Credit Party is, and to the knowledge of the Credit Parties, no Affiliate or agent of any Credit Party acting or benefiting in any capacity in connection with the making of any Loan (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 9.01(37)(b), (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or frozen pursuant to any AML Law or any Sanctions, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any AML Law or any Sanctions.
(d)
No Credit Party is, nor, to the knowledge of the Credit Parties, has any director, officer, agent, employee or other Person acting, directly or indirectly, on behalf of any Credit Party, in the course of its actions for, or on behalf of any Credit Party, directly or indirectly (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any official or employee of any foreign or domestic government or government owned or controlled entity from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), (collectively, “Anti‑Corruption Laws”); (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any official or employee of any foreign or domestic government or government owned or controlled entity; or otherwise (v) engaged in any activity or conduct which

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would violate any applicable anti-bribery laws, Anti-Corruption or AML law, or any regulations or rules in any applicable jurisdiction applicable to the foregoing.
(e)
The Borrower maintains reasonable policies and internal controls intended to detect and prevent any violations of AML Laws, Sanctions, Anti‑Corruption Laws, and the representations and warranties set out in Section 9.01(37)(a) through 9.01(37)(d).
9.2
Survival and Repetition of Representations and Warranties

The representations and warranties set out in Section 9.01 survive the execution and delivery of this Agreement and all other Loan Documents and will be deemed to be repeated by the Borrowers so long as any Obligations remain outstanding.

Article 10
– COVENANTS
10.1
Positive Covenants

So long as this Agreement is in force, each Credit Party, in respect of Sections 10.01(1),(2)(a),(3), (4), (16), (17), (18), and (23), on a joint and several basis, and the Borrowers, in respect of Sections 10.01(2)(b), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (19), (20) (21) and (22) on a joint and several basis, will:

(1)
Timely Payment. Make due and timely payment of the Obligations required to be paid by it hereunder and punctually perform its other Obligations hereunder and under the other Loan Documents to which it is a party at the time and place and in the manner provided hereunder and under the other Loan Documents.
(2)
Conduct of Business, Maintenance of Existence, Compliance with Laws. (a) Engage in business of the same general type as now conducted by it; carry on and conduct its business and operations in a proper, efficient and businesslike manner, in accordance with good business practice and Requirements of Law; preserve, renew and keep in full force and effect its existence; and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, and (b) comply in all material respects with all Material Agreements, Material Licences and Permitted Encumbrances.
(3)
Further Assurances. Use reasonable efforts to provide the Lender with such other documents, opinions, consents, acknowledgments and agreements as are reasonably necessary to implement this Agreement and the other Loan Documents, from time to time.
(4)
Obligations and Taxes. Pay or discharge, or cause to be paid or discharged, when the same become due and payable (i) all Taxes imposed upon it or upon its income or profits or in respect of its business or assets (including the Secured Property) and file all tax returns in respect thereof, (ii) all lawful claims for labour, materials and supplies, (iii) all required payments under any of its Indebtedness, and (iv) all other obligations; provided, however that it will not be required to pay or discharge or to cause to be paid or discharged any such amount so long as the validity or amount thereof is being contested in good faith by appropriate proceedings and an appropriate financial reserve in accordance with GAAP has been established.

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(5)
Use of Credit Facility. Use the proceeds of the Credit Facility only for the purposes specified in Section 2.02 and not for any other purpose or for any other Person.
(6)
Security. Provide the Security contemplated hereunder perfected in accordance with Applicable Law, in a first priority against the Secured Property, subject to Permitted Encumbrances.
(7)
Compliance with Environmental Laws. (a) Comply and use its reasonable efforts to require tenants and other occupants of the Secured Property to comply, in each case, in all material respects with any and all Environmental Laws. (b) Receive, handle, use, store, treat, ship and dispose of all Hazardous Substances located on or under the Secured Property and over which the Beneficial Owner has control in compliance in all material respects with all Environmental Laws and in accordance with all Material Agreements, Permitted Encumbrances and all Leases and the Beneficial Owner shall remove from the Secured Property any Hazardous Substances. (c) Take all commercially reasonable efforts to ensure that there are no orders, injunctions, judgements or directions or any notice of any of the same issued by a Governmental Authority or court relating to environmental matters in respect of the Secured Property requiring any work, repairs, construction or capital expenditures with respect to the Secured Property. (d) At the Borrowers’ sole cost and expense, remove or take remedial action or cause to be removed or cause remedial action to be taken with regard to any materials released to the environment at, on or near the Secured Property for which any removal or remedial action is required pursuant to law, regulation, order or approval or pursuant to the Material Agreements and Permitted Encumbrances.
(8)
Environmental Audits. Commission an environmental site assessment/audit report addressed to Borrowers’ Counsel and Lender’s Counsel of the Secured Property or an update of such assessment/audit report (i) upon the written request of the Lender if, in its reasonable opinion, there is a material concern about its or the Credit Parties’ compliance with Environmental Laws, all in scope, form and content satisfactory to the Lender, acting reasonably, (ii) if such assessment/audit report has been prepared at the request of or on behalf of any Governmental Authority, or (iii) if a Default relating to an environmental matter has occurred, and the Lender has made a written request to it for such an assessment/audit report or update, within 60 days after such request, and all such assessments/audits reports or updates thereof shall be at the Borrowers’ expense and risk. An environmental site assessment/audit includes, for purposes of this Section, without limitation, any inspection, investigation, test, sampling, analysis or monitoring pertaining to air, land or water relating to the Secured Property.
(9)
Operation. Diligently manage or caused to be managed, lease, use and operate the Secured Property in material compliance with all Applicable Laws and as would a prudent owner of comparable property in a proper and efficient manner with a view to preserving and protecting the Secured Property at the same or higher standard as at the date hereof, and the earnings, incomes, rents, and profits thereof.
(10)
Copies. Deliver or cause to be delivered to the Lender, upon the request of the Lender, a true copy of any new Material Agreement.
(11)
Access to Information and Rights of Inspection. Permit the Lender, and its agents, consultants, officers and employees, at its expense, provided such expenses are reasonably

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incurred, and upon reasonable prior notice during normal business hours, from time to time to visit and inspect the Secured Property, subject always to the rights of occupants under the Leases, and to examine and make abstracts from and copies of its physical and computer books of account and records as they pertain to the Secured Property (and where such information is not kept at the Secured Property, at such other locations where such information is kept) as well as all data and computer data relating to the managing, servicing, developing and marketing of the Secured Property, which are in its possession and discuss their affairs, finances and accounts as they pertain to the Secured Property, and be advised as to the same by their officers, consultants and legal counsel (with, prior to an Event of Default which is continuing, representatives of the Borrowers present), all at such reasonable times as the Lender may desire. The Borrowers shall maintain, or cause to be maintained adequate books, accounts and records in relation to the Secured Property.
(12)
Insurance. For so long as any amounts are due hereunder, the Borrowers shall:
(A)
Maintain or cause to be maintained:
(I)
all risks property insurance (including boiler and machinery) on property of every description located in or at or incidental to the Secured Property (or property for which they are obliged to insure pursuant to Leases or other agreements relating to the Secured Property) on a replacement cost, stated amount (or no co-insurance) basis, and including coverage for sewer back-up, windstorm, flood, earthquake, debris removal and by-laws, in amounts satisfactory to the Lender;
(II)
business interruption insurance on a gross profits or gross rents basis under the property and boiler and machinery insurance policies referred to in Section 10.01(12)(A)(I), adequate to reimburse all lost revenues relating to the Secured Property for a term of not less than 12 months;
(III)
commercial general and umbrella liability insurance, including insurance against claims for bodily injury, personal injury, death, property damage or other loss arising out of the operation of the Secured Property and extended to include coverage for contractual liability, contingent employer’s liability, and liability in respect of collapse and explosion with a minimum limit of liability for any one occurrence of $10,000,000;
(IV)
such other insurance as may be required to meet the obligations of the Borrowers under any of the Material Agreements; and
(V)
such other insurance as the Lender upon consultation with the Independent Insurance Consultant may reasonably require from time to time and which is available upon commercially reasonable terms;

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all with insurance companies having a Best’s A-VII rating at time of placement and at all times thereafter with such insurance companies having comparable claims paying ability as approved by the Lender in its discretion. Such insurance is to be in such form and amounts and with such deductibles as are customary in the case of owners of projects similar to the Secured Property and in any event as are acceptable to the Lender.

(B)
The all risk, boiler and machinery and business interruption insurance policies referred to in Section 10.01(12)(A) shall:
(1)
name the Borrowers as insureds thereunder and as additional insureds all those required to be named as additional insureds under any of the Material Agreements,
(2)
name the Lender as first mortgagee and loss payee and have attached the standard Insurance Bureau of Canada mortgage clause with respect to the all risk, property, boiler and machinery and business interruption insurance;
(3)
provide that no cancellation or termination thereof, for any reason whatsoever, shall take effect unless the insurer concerned has given the Lender not less than 30 days’ prior written notice of such proposed action (except for cancellation due to non-payment of premium for which statutory 15 days’ notice may apply);
(4)
contain a waiver by the insurer or insurers of all rights of subrogation or indemnity or any other claim to which such insurer or insurers might otherwise be entitled against the Lender; and
(5)
otherwise be in such form as the Lender shall reasonably require;

and such insurance policies may contain reasonable deductibles per occurrence as approved by the Lender in consultation with the Independent Insurance Consultant;

(C)
The third party liability insurance policies referred to in Section 10.01(12)(A) shall:
(1)
name the Borrowers as additional insureds and all those required to be included as additional insureds under any of the Material Agreements;
(2)
name the Lender as an additional insured to the extent that such policies relate to the Secured Property or the operation thereof;
(3)
provide that no cancellation or termination thereof for any reason whatsoever, shall take effect unless the insurer concerned has given the Lender not less than 30 days’ prior written notice of such

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proposed action (except for cancellation due to non-payment of premium for which statutory 15 days’ notice may apply);
(4)
contain a waiver by the insurer of all rights of subrogation or indemnity or any other claim to which the insurer might otherwise be entitled against the Lender;
(5)
contain a cross-liability clause and a severability of interests clause; and
(6)
otherwise be in such form as the Lender shall reasonably require.
(D)
Subject to the rights of the tenants under Leases, so long as no Default or Event of Default has occurred and is continuing, the proceeds of all insurance referred to in Section 10.01(12)(A) (other than third party liability insurance, which may be remitted to the Borrower without condition or further action by the Lender) shall:
(1)
if the total amount of such proceeds in respect of the Secured Property is less than $500,000.00 be payable to the Beneficial Owner;
(2)
if the total amount of such proceeds in respect of the Secured Property equals or exceeds $500,000.00, such amount shall be payable to the Lender to be held as additional security for the payment of all amounts payable hereunder, to be released on a cost-in-place and cost to complete basis by it to the Beneficial Owner upon receipt of, in form and substance satisfactory to the Lender in its discretion:
(i)
an Officer’s Certificate of the Beneficial Owner stating that the proceeds of such insurance together with other funds held or arranged by the Beneficial Owner is sufficient to fully repair, rebuild or replace the damage or destruction in respect of which the insurance proceeds are payable;
(ii)
a letter of undertaking of the Beneficial Owner to fully repair, rebuild and replace the damage or destruction in respect of which the insurance proceeds are payable; and
(iii)
in the case of damage to any of the buildings on the Secured Property, an opinion of an independent construction consultant that the funds requested for the costs in place, from time to time, together with the funds that continue to be held by the Lender hereunder, will be sufficient to repair, replace or rebuild the damage or destruction in respect of which the insurance proceeds are payable, provided that

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such opinion and the amounts so requested must be approved by the Lender in its discretion.
(3)
the proceeds of business interruption insurance shall be paid to the Beneficial Owner;
(E)
Subject to the rights of the tenants under the Leases, if an Event of Default has occurred and is continuing:
(1)
the proceeds of all insurance other than workers’ compensation insurance, third party liability and business interruption insurance shall be payable to the Lender to be held by the Lender as additional security for the payment of all amounts payable hereunder, to be applied by it, at the option of the Lender, in reduction of the amounts outstanding hereunder or released to the Borrower in accordance with the provisions of Section 10.01(12)(D)(1) or (2)(i), (ii) and (iii), and;
(2)
the proceeds of business interruption insurance shall be payable to the Lender to be held by the Lender as additional security for the payment of all amounts payable hereunder, to be applied on account of ongoing Obligations of the Borrowers hereunder or in respect of the Secured Property as the same fall due from time to time and, to the extent of any surplus, firstly to arrears of such payments and thereafter, if the Lender has opted to release proceeds of insurance pursuant to Section 10.01(12)(E)(1) in accordance with Section 10.01(12)(D), then the balance of the proceeds of business interruption insurance shall be payable to Beneficial Owner failing which the balance, if any, remaining after application of such proceeds as aforesaid shall be paid to the Lender as a partial prepayment of the Loans.
(3)
The proceeds of all insurance held by the Lender shall, unless and until the same are applied or released to the Beneficial Owner as aforesaid, constitute continuing collateral security for the Borrowers’ obligations and liabilities in respect of amounts outstanding hereunder. The Lender shall place such funds in an interest-bearing account with the interest thereon to accrue to the benefit of the Borrowers.
(13)
Insurance Information. Provide to the Lender and the Independent Insurance Consultant such information relating to the Secured Property or the Loan Documents, as may be reasonably requested and which is within its possession or control. The reasonable fees and costs of the Independent Insurance Consultant shall be paid for by the Borrowers.
(14)
Condition of Secured Property. Keep the Secured Property in such good operating condition and repair (subject to reasonable wear and tear) as would a prudent owner of comparable

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property, having regard however to any renovations, expansions or improvements under construction from time to time as permitted pursuant to the terms of this Agreement.
(15)
Title. Defend its title to the Secured Property and every part thereof reasonably necessary against the claims of all persons whomsoever and do, observe and perform all of its obligations and all things necessary or expedient to be done, observed or performed by virtue of any Applicable Law for the purpose of creating, maintaining and keeping maintained the Security constituted by the Loan Documents as valid and effective security with the priority required hereunder.
(16)
KYC Documentation and Anti-Money Laundering. The Credit Parties acknowledge that the Lender has certain anti-money laundering and anti-terrorism responsibilities under various laws and regulations and that from time to time the Lender may request information in order to comply with Applicable Laws and internal requirements (including any applicable “know your customer” or “know your client” requirements). The Credit Parties covenant and agree, upon request, to promptly provide the Lender such additional information as may be requested in order to comply with such obligations. Each Credit Party shall also provide the Lender with prompt written notice of any change in beneficial ownership of any Credit Party, the signing officers and directors of such Credit Party after the date of this Agreement. Upon request by the Lender, the Credit Parties shall promptly provide a list of its key officers and directors.
(17)
Notices of Material Changes. Give written notice to the Lender promptly after becoming aware, using reasonable diligence, thereof of:
(i)
any litigation, dispute, arbitration or other proceeding to which a Credit Party is a party, the result of which if determined adversely would be a judgement or award against it in excess of: (A) $1,000,000, in the case of a single matter, or (B) $2,000,000, when aggregated with all other matters relating to the Credit Parties during a twelve month period, and, in any case, that could result in a Material Adverse Change to such Credit Party, and from time to time provide the Lender with all reasonable information requested by the Lender concerning the status of any such proceeding;
(ii)
any Default or an Event of Default, together with an Officer’s Certificate specifying such Default or such Event of Default and detailing the steps being taken, if any, to cure same;
(iii)
any dispute which may exist between Credit Parties and any Governmental Authority or any other proceeding;
(iv)
any written communication received by the Credit Parties alleging default under any of the Material Agreements or the Permitted Encumbrances which could result in a Material Adverse Change;
(v)
any default under any of the Material Agreements or the Permitted Encumbrances which could result in a Material Adverse Change;

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(vi)
any notices of expropriation, judgments, writs of execution, seizures, injunctions, work orders or directives or notices of deficiency capable of resulting in work orders or directives;
(vii)
any event or occurrence relating to the Secured Property which, in its opinion, acting reasonably, is likely to give rise to a notice of a material non-compliance with any Environmental Laws and of any notice of non-compliance actually received by a Borrower or, to the Borrowers’ knowledge, threatened, including any investigation, non-routine inspection or material inquiry by any Governmental Authority, in connection with any Environmental Laws;
(viii)
any proposed change of Control (subject to the provisions of Section 10.05(2)(a); and
(ix)
any other matter which has had or is reasonably likely to result in a Material Adverse Change.
(18)
Necessary Acts to Protect Security. At its expense, take such steps as may be necessary or advisable to perfect the Security (or any part thereof) or to carry out the intent of this Agreement from time to time.
(19)
Material Agreements, etc. At all times be and remain in full compliance in all material respects with all of its covenants, agreements and obligations in and diligently enforce all its material rights under all Material Agreements, advise the Lender in writing of all new Material Agreements (or any material amendments of existing Material Agreements) entered into forthwith following the entering into thereof and shall deliver forthwith a copy thereof to the Lender. The Borrowers shall provide written notice to the Lender of any assignment made by a contracting party to a Material Agreement.
(20)
Other Encumbrances. Subject to Section 10.01(21), unless the same shall constitute a Permitted Encumbrance, promptly pay and discharge all Encumbrances against the Secured Property from time to time.
(21)
Construction Liens. Comply with the provisions of the Construction Act (Ontario) (“Construction Lien Legislation”) where the Secured Property are located and shall pay or cause to be paid from time to time when the same shall be due all claims and demands of contractors, subcontractors, labourers, suppliers of materials or services, builders, workmen, architects, engineers and others, which if unpaid, might result in, or permit the creation of, a privilege or Encumbrances arising pursuant to Construction Lien Legislation on the Secured Property or any part thereof or on the revenues, income and profits arising therefrom. If such Encumbrance is registered against title to the Secured Property (or any portion thereof), the Borrower agrees to promptly pay and discharge same. If the Borrowers bona fide dispute the validity or correctness of such registered Encumbrance it may contest such Encumbrance in any manner properly contemplated by Applicable Law, provided it promptly discharges or vacates, or causes to be discharged or vacated, the Encumbrance from the title to the Secured Property by posting of a payment bond in such amount, or by payment into court of such amount or as may otherwise be

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provided under applicable Construction Lien Legislation, as is necessary to obtain such removal or otherwise posting such security as may be acceptable to the Lender in its discretion.
(22)
Assignment and Postponement. All Intercompany Indebtedness and all other obligations and liabilities of each Credit Party to each other Credit Party (including such obligations and liabilities under the Material Agreements) are hereby assigned to the Lender and are hereby unconditionally and irrevocably subordinated, and following the occurrence of an Event of Default which is continuing, postponed, in all respects to the prior indefeasible repayment in full by the Borrowers and the other Credit Parties to the Obligations, and all money received by such Credit Party in respect thereof will be held in trust for the Lender and forthwith upon receipt will be paid over to the Lender, the whole without in any way lessening or limiting the liability of any of the Credit Parties. This assignment and postponement is independent of the Guarantee herein and will remain in full force and effect until, in the case of the assignment, the liability of the Guarantor under this Guarantee has been discharged or terminated and, in the case of the postponement, until all Obligations are performed and paid in full. Without limiting the generality of the foregoing, this assignment and postponement of the Intercompany Indebtedness contained herein shall be effective notwithstanding the dates of the Drawdown, Conversion or Rollover secured by the Loan Documents, the dates of Default or the date under the Loan Documents; and the rules of priority established under Applicable Law.
(23)
Anti-Bribery Laws; Anti‑Money Laundering Laws; Sanctions and Anti‑Corruption Laws. Maintain and ensure that its Affiliates institute and maintain policies and procedures designed to promote and achieve compliance with, and prevent violation of, any applicable anti-bribery laws, Anti-Corruption Laws or AML Law, and any regulations or rules promulgated thereunder, in any applicable jurisdiction.
10.2
Financial Covenants
(A)
So long as this Agreement is in force, the Borrowers will ensure that:
(i)
Total Property Debt Service Coverage Ratio The Total Property Debt Service Coverage Ratio, to be tested following the Closing Date as set out below:
(B)
not less than 1.00:1.00 at the Closing Date;
(C)
not less than 1.15:1.00 for the fourth and fifth Fiscal Quarter following the Closing Date; and
(D)
not less than 1.25:1.00 for the sixth Fiscal Quarter following the Closing Date and each Fiscal Quarter thereafter.

(B) So long as this Agreement is in force, the Guarantor will ensure that:

(i)
Tangible Net Worth Tangible Net Worth shall remain at all times greater than the aggregate of (i) USD $90,000,000, plus (ii) 80% of net proceeds in connection with any equity offering by the Borrower after the Closing Date; and

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(ii)
Total Debt to Assets Ratio The Total Debt to Assets Ratio is at all times not greater than 65%, to be tested quarterly as at the end of each Fiscal Quarter.
10.3
Reporting Requirements

So long as this Agreement is in force, the Borrowers will deliver to the Lender (in sufficient quantities for the Lender in form acceptable to the Lender):

(1)
Quarterly Reports As soon as available and in any event within 60 days of the end of its Fiscal Quarters (excluding the fourth Fiscal Quarter) (a) the internally consolidated financial statements of the Borrowers (including balance sheet and statement of income, which will be prepared in accordance with GAAP, and certified by an officer of the Beneficial Owner, (b) the internally consolidated financial statements of the Guarantor (including balance sheet, statement of income and retained earnings, statement of changes in financial position and cash flow statement), which will be prepared in accordance with GAAP, and certified by an officer of the Guarantor, and shall include management discussion and analysis, and (c) internally prepared property level income statements and occupancy percentages for each of the Secured Property both on a standalone and consolidated basis.
(2)
Annual Reports and Annual Business Plan As soon as available and in any event within 120 days after the end of its Fiscal Year, (a) the annual internally prepared financial statements of the Borrowers prepared on a Consolidated basis, including balance sheet and statement of income, which will be prepared in accordance with GAAP and certified by an officer of the Beneficial Owner, (b) the annual audited financial statements of the Guarantor prepared on a Consolidated basis, including balance sheet, statement of income and retained earnings, statement of changes in financial position and source and application of funds for such Fiscal Year, which will be reviewed by an internationally recognized accounting firm, and will be prepared in accordance with GAAP and certified by an officer of the Guarantor, together with management discussion and analysis, (c) the calculation of Fair Market Value as at the end of its Fiscal Year, (d) an income statement and occupancy percentages in respect of the Secured Property and on a consolidated basis in respect of the Secured Property, (e) evidence of the payment of realty taxes relating to the Secured Property, and (f) financial forecasts in respect of the Borrower for the following Fiscal Year including an income statement, capital expenditure budget, together with a detailed list of assumptions of each such projection.
(3)
Compliance Certificate. A Compliance Certificate from each of the Borrowers and the Guarantor concurrently with the delivery of the financial statements referred to in Sections 10.03(1) and (2), respectively.
(4)
Realty Taxes. Evidence of the payment of realty taxes to the Secured Property shall be provided on a no less than annual basis.
(5)
Other Information. Such other information as it may reasonably request respecting the Credit Parties and the Secured Property.
(6)
Cure Rights.

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(a)
If the Borrowers fail to maintain the Total Property Debt Service Coverage Ratio as required pursuant to Section 10.02(A)(i), the Borrowers may at their option within 30 days of delivering such Compliance Certificate pursuant to Section 10.03(3) evidencing the breach Total Property Debt Service Coverage Ratio (the “Cure Right”):
(i)
make an equity injection such that when included in the Property Net Operating Income allows the Borrowers to meet the Total Property Debt Service Coverage Ratio and the Total Property Debt Service Coverage Ratio shall be recalculated with the Property Net Operating Income from such equity injection being included in the Property Net Operating Income for the purposes of the Total Property Debt Service Coverage Ratio test set forth in Section 10.02(A)(i).
(b)
In the event the Borrowers intend to exercise a Cure Right, it shall within 5 days of delivering such Compliance Certificate pursuant to Section 10.03(3) evidencing the breach Total Property Debt Service Coverage Ratio, provide written notice to the Lender of such intention to exercise such Cure Right. Within 10 days of receipt of such notice provided under this Section 10.03(6), the Lender shall advise the Borrowers if the Borrowers shall be permitted to cure such breach of the Total Property Debt Service Coverage Ratio.
(c)
If, after giving effect to the foregoing recalculation, the Borrowers shall then be in compliance with the Total Property Debt Service Coverage Ratio, the Borrowers shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply with the covenant, and the applicable breach or default of such covenant that had occurred shall be deemed cured for the purposes of the Loan Documents.
(d)
Notwithstanding anything herein to the contrary, the Borrowers shall not be entitled to exercise the Cure Right in the event any other Default (other than the failure to maintain the requisite Total Property Debt Service Coverage Ratio) has occurred.
(e)
In the event the Borrowers exercise a Cure Right, any such equity injection shall be deemed to be a permanent repayment of the Loan and made in accordance with the provisions of Article 6 hereof.
10.4
Negative Covenants

So long as this Agreement is in force, each Credit Party, on a joint and several basis, in respect of Sections 10.04 (2), (3), (8), (9), (13) and (23), and the Borrowers, jointly and severally, in respect of Sections 10.04 (1), (4), (5), (6), (7), (10), (11), (12), (14), (15), (16), (17), (18), (19), (20), (21) and (22) will not:

(1)
Charge or Disposition of Secured Property. Dispose of, in one transaction or a series of transactions, all or any part of its interest in the Collateral, with the exception of (a) Leases

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in accordance with Section 10.04(17), and (b) a Smart Transaction in accordance with Section 10.05.
(2)
No Consolidation, Amalgamation, etc. Other than pursuant to a SmartStop Transaction in accordance with Section 10.05 below (a) consolidate, amalgamate or merge with any other Person, (b) enter into any corporate reorganization or other transaction intended to effect or otherwise permit a change in its existing corporate or capital structure, or (c) liquidate, wind-up or dissolve itself, or permit any liquidation, winding-up or dissolution.
(3)
No Change of Name. Change its name without providing the Lender with fifteen (15) days’ prior written notice thereof.
(4)
No Indebtedness or Financial Assistance. Create, incur, assume, grant or suffer to exist, or permit any Subsidiary to create, incur, assume, grant or suffer to exist (a) any Purchase Money Security Interests granted by the Borrowers and their respective Subsidiaries in an amount which exceeds $2,000,000.00 in the aggregate, (b) any Financial Assistance, or (c) any Indebtedness, except any Indebtedness (i) that would not contravene and is made in accordance with the Organizational Documents of the Borrowers or their respective Subsidiaries, and (ii) if after giving effect thereto, no Default or Event of Default has occurred and is continuing or would reasonably be expected to result therefrom, including without limitation, any Default or Event of Default resulting from a violation of Section 11.02.
(5)
No Distributions. Make any Distribution, except Permitted Distributions.
(6)
No Investments. Make, or permit any Subsidiary to make, any Investment, except for any Investment that would not contravene the Organizational Documents of the Borrowers or related to such Subsidiary provided (a) no Default or Event of Default then exists and that the making of such Investment does not cause or will result in a Default or Event of Default, and (b) such Investment is not made to an Affiliate that is not a Subsidiary of a Borrower or any other Credit Party.
(7)
No Encumbrances. Create, incur, assume or permit to exist any Encumbrance upon any Collateral, except Permitted Encumbrances.
(8)
No Change to Year End. Make any change to its Fiscal Year end from December 31 without the approval of the Lender, not to be unreasonably withheld.
(9)
No Continuance. Continue into any other jurisdiction.
(10)
Hedge Arrangements. Enter into or permit to be outstanding at any time (a) any Hedge Arrangement for speculative purposes (provided, for greater clarity, the Borrowers may enter into Hedge Arrangements in respect of interest rate swaps relating to Indebtedness in the normal course of business), or (b) a Qualifying Hedge Arrangement that would result in the aggregate amount of all Qualifying Hedge Arrangements exceeding a notional or face amount equal to the Commitment.
(11)
Securitization. Securitize any rights to receive payment under any of the Material Agreements or in respect to any accounts receivable originating from any of the Secured Property.

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(12)
Capital Expenditures. In any Fiscal Year make, or enter into any agreements which would require it to make, any Capital Expenditures with respect to the Secured Property in excess of $1,000,000.00 (in the aggregate), unless such Capital Expenditure is: (a) approved by the Lender, (b) incurred or made in accordance with each of the following requirements: (i) such Capital Expenditure is not in contravention of the Material Agreements and the Permitted Encumbrances and is made in accordance with prudent industry practice; and (ii) such Capital Expenditure could not reasonably be expected to result in a Default or a Material Adverse Change.
(13)
Fundamental Change. Except as permitted by this Agreement (including, for greater certainty, pursuant to a SmartStop Transaction in accordance with Section 10.05 below) (a) change its capital structure or amend, vary or alter in any material way its articles of incorporation or other Organizational Documents; or (b) materially change its senior management; or (c) change its business objectives, purposes or operations in any material way.
(14)
Amendments to Documents. Except as permitted by this Agreement (including, for greater certainty, pursuant to a SmartStop Transaction in accordance with Section 10.05 below), amend, vary or alter in any material way, consent to any assignment or transfer of, or waive or surrender any of its rights or entitlements under, or terminate or permit any termination of, any Material Agreements, except for termination of any such Material Agreement in accordance with the terms thereof.
(15)
No Change to Business/Limitation on Acquisitions. Carry on any business other than the business carried on by it on the date hereof, which for greater certainty, is the acquisition, ownership, operation and management of the Secured Property and other properties located in Canada. The Borrowers and their respective Subsidiaries shall not effect any acquisition of properties where as a result thereof, a breach of the Total Debt to Assets Ratio then in effect would occur.
(16)
Non-Arm’s Length Transactions. Enter into or, permit any Subsidiary to enter into, any transaction for the purchase, sale or exchange of any property or the rendering of any services, with any of its Affiliates, or with any Affiliate of any of its partners or shareholders, except a transaction which is upon fair and reasonable terms not less favourable to such Credit Party or any such Subsidiary than would be obtained in a comparable arms-length transaction for fair market value.
(17)
Leasing. Enter into any Leases in respect of the Secured Property or materially amend, renew, terminate, forfeit or cancel any Leases in respect of the Secured Property unless:
(i)
such Leases, amendments, renewals, terminations, forfeitures or cancellations are made on arm’s length terms and in good faith (the Lender acknowledging the existence of the Sellers Leases); and
(ii)
such Leases, amendments, renewals, terminations, forfeitures or cancellations will not result in a Material Adverse Change and reflect good business practice and are on such terms as a prudent owner of a similar property as the Secured Property would accept having regard to prevailing market terms and conditions and otherwise in accordance with prudent leasing practices.

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(18)
Concerning Leases Generally. Accept or require payment of Rent in respect of the Secured Property that would result in, the aggregate of, more than $200,000.00 of such Rent being prepaid under the Leases (excluding, for purposes of such calculation, Lease surrender payments and security deposits made by tenants under the Leases, which are expressly permitted).
(19)
Remove, Destroy or Redevelop. Destroy, remove, permit to be destroyed or removed any of the buildings, plant, machinery or equipment comprising part of the Secured Property, provided that:
(a)
nothing herein shall prevent (i) the removal of any machinery or equipment from one part of the Secured Property to another or the temporary removal of any such machinery or equipment for the purposes of repair, or (ii) alterations to the Secured Property provided such alterations are permitted pursuant to Section 10.04(11); and
(b)
the Borrowers may remove, dismantle, sell, exchange or otherwise dispose of any plant, machinery or equipment which has become obsolete, worn out, replaced or unserviceable if such plant, machinery or equipment is replaced by plant, machinery or equipment of at least equal performance or if such plant, machinery or equipment so dealt with is unnecessary for use in the conduct of its business at the Secured Property; provided that such removal or other disposal does not materially impair the normal operation of the Secured Property.
(20)
Pension. Establish, operate or maintain any Canadian Pension Plans or Pension Plans under Applicable Canadian Pension Laws or any corporately funded defined benefits or Canadian Plans.
(21)
Environmental Activity. Carry on any Environmental Activity contrary to any Environmental Law or cause or permit any Hazardous Material to be stored in or to be present in any form in or under the Secured Property contrary in any material respect to any Environmental Laws. Nothing in this Section or this Agreement shall impose any obligation or liability whatsoever on the Lender, the Lender or any of them.
(22)
Restrictions on Intercompany Transfers. Except as expressly permitted under this Agreement, will not, and will not permit any Subsidiary of a Borrower to, create or otherwise cause or suffer to exist or become effective any consensual Encumbrance or restriction of any kind on the ability of any Subsidiary of a Borrower to: (i) make Distributions on any of such Subsidiary’s Equity Interests; (ii) pay any Indebtedness owed to any Borrower or any Subsidiary of a Borrower; (iii) make loans or advances to the Borrower or any Subsidiary of a Borrower; or (iv) transfer any of its property or assets to the Borrower or any Subsidiary of a Borrower.
(23)
Anti-Bribery Laws; Anti‑Money Laundering Laws; Sanctions and Anti‑Corruption Laws. (a) Directly or indirectly, (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person engaging in the activities, or violating the Applicable Laws described in Section 9.01(37), (ii) deal in, or otherwise engage in any transaction relating to, the Secured Property or interests in the Secured Property blocked pursuant to any AML Law, Sanction or Anti‑Corruption Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or

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attempts to violate, any of the prohibitions set forth in any AML Law, Sanction or Anti‑Corruption Law (and the Credit Parties shall deliver to the Lender any certification or other evidence requested from time to time by the Lender in its reasonable discretion, confirming the Credit Parties’ compliance with this Section 10.4(24); (b) use the proceeds of any Loan or otherwise make available such proceeds (i) to any Person or entity, for the purpose of financing the activities of any Person or entity currently subject to Sanctions, or in any country or territory which is currently a Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctioned by any Person; or (c) cause or permit any of the funds of such Credit Party that are used to repay any Loan to be derived from any unlawful activity with the result that the making of the Loan would be in violation of Applicable Laws.
10.5
SmartStop Transaction
(1)
Notwithstanding anything to the contrary contained in this Agreement, and subject to the Lender’s sole and absolute discretion in respect of an assumption by a New Borrower pursuant to Section 10.5(1)(b) below, the Lender confirms, acknowledges and agrees that the following transfers and assumptions shall be permitted under this Agreement and under the other Loan Documents subject to compliance with Section 10.05(2) below (each, a “SmartStop Transaction”):
(a)
any change in Control in any of the Borrowers, Guarantor or Property Manager that results in such entity being Controlled by SmartStop REIT or any of its Controlled Subsidiaries; or
(b)
an assumption of the Loan by SmartStop REIT or any of its Controlled Subsidiaries (the “New Borrower”).
(2)
The Lender hereby consents to any SmartStop Transaction provided that:
(a)
the Lender receives at least thirty (30) days prior written notice of such transfer;
(b)
the Borrowers shall provide the Lender with such information as the Lender shall reasonably request for the Lender to conduct such “know your customer,” and other searches as are necessary to satisfy internal organizational requirements regarding “know your customer” and similar requirements (to be applied on a non-discriminatory basis), as the Lender shall require, and such SmartStop Transaction shall not be permitted if the Lender in good faith determines that such SmartStop Transaction would result in noncompliance with any of the foregoing requirements;
(c)
no Event of Default has occurred and is continuing both at the time such notice is given and as of the closing date of such SmartStop Transaction;
(d)
the organizational documents of the Borrowers, New Borrower, Guarantor, Property Manager, and/or SmartStop REIT, as applicable, and their respective sponsor(s) or principal(s) shall be in form and substance reasonably satisfactory to the Lender;

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(e)
the Borrowers, New Borrower, Guarantor, Property Manager, and/or SmartStop REIT, as applicable, shall pay any and all reasonable out-of-pocket costs incurred by the Lender in connection with the transfer (including, without limitation, the Lender’s reasonable attorneys’ fees and disbursements and all recording fees, transfer taxes and title insurance premiums), it being acknowledged and agreed that Borrower shall have this obligation if the transaction is not consummated;
(f)
in connection with any assumption of the Loan, New Borrower shall assume all of the obligations of Borrowers under this Agreement and the other Loan Documents by entering into an assumption agreement in form and substance reasonably satisfactory to the Lender and delivering such legal opinions as the Lender may reasonably require;
(g)
in connection with any assumption of the Loan, the New Borrower shall deliver an endorsement to the existing title insurance policy in form and substance reasonably acceptable to the Lender insuring the Security as modified by the assumption agreement, as a valid first lien on the Secured Property and naming New Borrower as owner of the Secured Property, naming the Lender as the insured, bringing forward the date and time of the title insurance policy to the date and time of the recording of the assumption agreement or a memorandum thereof, and addressing such other matters as the Lender shall reasonably require, and which endorsement shall insure that as of the recording of the assumption agreement, the Secured Property shall not be subject to any additional exceptions or liens other than those contained in the title insurance policy; and
(h)
the Lender shall reasonably cooperate with Borrowers, Guarantor, Property Manager, the New Borrower and SmartStop REIT, as applicable, in order to make reasonable and necessary amendments to the Loan Documents to effectuate such SmartStop Transaction.
Article 11
– DEFAULT
11.1
Events of Default

The occurrence of any one or more of the following events (each such event being referred to as an “Event of Default”) will constitute a default under this Agreement:

(a)
if the Borrowers fail to pay any amount of principal of any Loan when due;
(b)
if the Borrowers fail to pay any interest, fees or other Obligations (other than any principal amount of any Loan) within three (3) days of such amount becoming due hereunder;
(c)
if any Credit Party breaches any of the covenants in Sections 10.01(5), 10.01(12)(A), 10.01(22), 10.02, 10.04(1) or 10.04(5);
(d)
if any Credit Party neglects to observe or perform any covenant or obligation in this Agreement or in any other Loan Document on its part to be observed or performed

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(other than a covenant or condition whose breach or default in performance is specifically dealt with elsewhere in this Section 11.01) and such Credit Party fails to remedy such default within thirty (30) days from the earlier of (i) the date such Credit Party becomes aware of such default, and (ii) the date the Lender delivers written notice of the default to such Credit Party; it being understood that the Lender may, in its discretion, provide an extension to such thirty (30) day period;
(e)
if any representation or warranty made by any Credit Party in this Agreement, any other Loan Document or in any certificate or other document at any time delivered hereunder or thereunder to the Lender proves to have been untrue, incorrect or misleading in any respect if the representation or warranty contains a materiality qualification, and otherwise in all material respect on and as of the date that it was made or was deemed to have been made and such Credit Party fails to remedy such default within thirty (30) days of becoming aware of such event;
(f)
if a Borrower or any of its Subsidiaries or any other Credit Party ceases or threatens to cease to carry on business generally or admits its inability or fails to pay its Indebtedness generally;
(g)
if a Credit Party fails to make any payment when such payment is due and payable to any Person or defaults in the observance or performance of any other agreement or condition in relation to any Indebtedness (other than Obligations) to any Person or Persons that in the aggregate principal amount then outstanding is, in either or both cases, provided that (i) in respect of a Borrower, such principal amount then outstanding is in excess of USD $1,000,000.00, and (ii) in respect of the Guarantor, such principal amount then outstanding is in excess of USD $5,000,000.00 (and, for greater certainty, in each case, such calculation shall be made on aggregate, as opposed to individual, basis of all affected Credit Parties) or contained in any instrument or agreement evidencing, securing or relating thereto and such default or other condition has not been remedied within any applicable grace period;
(h)
if any Credit Party denies, to any material extent, its Obligations under any Loan Document or claims any of the Loan Documents to be invalid or withdrawn in whole or in part;
(i)
any of the Loan Documents or any material provision of any of them becomes unlawful or is changed by virtue of legislation or by a Governmental Authority, if any Credit Party does not, within thirty (30) days of receipt of notice of such Loan Document or material provision becoming unlawful or being changed, replace such Loan Document with a new agreement that is in form and substance satisfactory to the Lender acting reasonably, or amend such Loan Document to the satisfaction of the Lender acting reasonably;
(j)
if a decree or order of a court of competent jurisdiction is entered adjudging a Borrower or any of their respective Subsidiaries a bankrupt or insolvent or approving as properly filed a petition seeking the winding-up of a Credit Party under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and

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Insolvency Act (Canada), the United States Bankruptcy Code or the Winding-up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous laws or issuing sequestration or process of execution against any substantial part of the assets of any Credit Party or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 10 Business Days;
(k)
if a Borrower or any of its Subsidiaries becomes insolvent, makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies’ Creditors Arrangement Act (Canada), the United States Bankruptcy Code, the Winding-up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous law, is adjudged bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator or other Person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights or consents to, or acquiesces in, the filing of such a petition;
(l)
if an Encumbrancer takes possession, by appointment of a receiver, receiver and manager or otherwise, of all or a substantial portion of the Secured Property or a substantial portion of the property of any Credit Party, including without limitation, distress, execution or any other proceedings with similar effect and the same is not released, bonded, satisfied, discharged, vacated or stayed within the shorter of thirty (30) days or such shorter period as would permit the Secured Property or any part thereof to be sold thereunder;
(m)
if proceedings are commenced for the dissolution, liquidation or voluntary winding-up of any Credit Party, or for the suspension of the operations of any Credit Party unless such proceedings are being actively and diligently contested in good faith;
(n)
if a final unappealable judgment or decree for the payment of money due has been obtained or entered against a Borrower in an amount in excess of USD $500,000 or against the Guarantor in amount in excess of USD $5,000,000.00;
(o)
if any Security ceases to constitute a valid and perfected first priority security interest (subject only to Permitted Encumbrances) and the Borrowers have failed to remedy such default within thirty (30) days of becoming aware of such fact;
(p)
if a Material Agreement is terminated, repudiated or ceases to be legal, binding and enforceable or if an event of default occurs under any Material Agreement (other than an event of default specifically dealt with in this Section 11.01) resulting in, or which may result in a Material Adverse Change, to a Credit Party or Secured

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Property and such event of default is not remedied within the time available to cure such default or is being contested in good faith by appropriate proceedings and the Lender is satisfied that neither the position of the Lender, nor the Security is being adversely affected in any material way;
(q)
if any Governmental Authority shall condemn, expropriate, seize or appropriate a material portion of the Secured Property;
(r)
if there is any change or Disposition in the legal or beneficial ownership of all or any part of the Secured Property except as permitted by this Agreement (including, without limitation, as permitted pursuant to Section 10.04(1));
(s)
if a Material Adverse Change has occurred with respect to a Borrower or the Secured Property;
(t)
except as permitted by this Agreement, if any Credit Party enters into or becomes subject to any transaction or agreement which results or could result in a change of Control or if any change of Control occurs; or
(u)
if an Impermissible Qualification is included in the financial statements delivered to the Lender pursuant to Section 10.03;
11.2
Acceleration and Enforcement
(1)
If any Event of Default occurs and is continuing, (i) the Lender will have no further obligation to make Loans hereunder, and the outstanding principal amount or face amount, as the case may be, of all Loans and all other Obligations will, at the option of the Lender, become immediately due and payable with interest thereon, at the rate or rates determined as herein provided, to the date of actual payment thereof, all without notice, presentment, protest, demand, notice of dishonour or any other demand or notice whatsoever, all of which are hereby expressly waived by each Credit Party; provided, if any Event of Default described in 11.01(j) or (k) with respect to the Credit Parties occurs, the Commitments (if not theretofore terminated) will automatically terminate and the outstanding principal amount or face amount, as the case may be, of all Loans and all other Obligations will automatically be and become immediately due and payable; (ii) the Lender may, in its discretion, exercise any right or recourse and proceed by any action, suit, remedy or proceeding against any Credit Party authorized or permitted by law for the recovery of all the Obligations of the Credit Parties to the Lender and, notwithstanding that the Lender has not exercised every right under the foregoing clause (i), proceed to exercise any and all rights hereunder and under the Loan Documents.
(2)
The Lender is not under any obligation to the Credit Parties or any other Person to realize upon any collateral or enforce the Security or any part thereof or to allow any of the collateral to be sold, dealt with or otherwise disposed of. The Lender is not responsible nor liable to the Credit Parties or any other Person for any loss or damage arising from such realization or enforcement or the failure to do so or for any act or omission on their respective parts or on the part of any director, officer, employee, agent or adviser of any of them in connection with any of the foregoing.

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11.3
Remedies Cumulative

For greater certainty, it is expressly understood that the respective rights and remedies of the Lender and the Lender hereunder or under any other Loan Document or instrument executed pursuant to this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity; and any single or partial exercise by the Lender and the Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or any other Loan Document will not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which any one or more of the Lender and the Lender may be lawfully entitled in connection with such default or breach.

11.4
Perform Obligations

If an Event of Default has occurred and is continuing and if any Credit Party has failed to perform any of its covenants or agreements in the Loan Documents, the Lender, may, but will be under no obligation to perform any such covenants or agreements in any manner deemed fit by the Lender without thereby waiving any rights to enforce the Loan Documents. The reasonable expenses (including any legal costs) paid by the Lender in respect of the foregoing will be an Obligation and will be secured by the Security.

11.5
Third Parties

It is not necessary for any Person dealing with the Lender, the Lender or any other agent of the Lender to inquire whether the Security has become enforceable, or whether the powers that the Lender are purporting to exercise may be exercised, or whether any Obligations remain outstanding upon the security thereof, or as to the necessity or expediency of the stipulations and conditions subject to which any sale is to be made, or otherwise as to the propriety or regularity of any sale or other disposition or any other dealing with the collateral charged by such Security or any part thereof.

11.6
Application of Payments

All proceeds received by the Lender from or in respect of any realization of Security, any judgment against a Borrower or any Guarantor obtained by the Lender, any other realization of a Borrower’s or any Guarantor’s assets, any set-off or combination of accounts in respect of any credit balance, any recovery, distribution or payment arising out of any bankruptcy of a Borrower or any Guarantor or any proposal or re-organization, plan of arrangement, liquidation or winding-up of a Borrower or any Guarantor, shall be paid to the Lender and, upon receipt by the Lender shall, subject to the provisions hereof, be allocated from time to time by the Lender as follows:

(a)
Firstly, to pay amounts due hereunder as costs and expenses incurred by the Lender in connection with the realization of the Security and the enforcement of the Lender’s rights hereunder including any legal, consultant, advisor, property manager and other professional fees incurred by the Lender and including interest and such costs and expenses from the date incurred until paid at the rate applicable to overdue interest;

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(b)
secondly, in payment of any other unpaid fees payable hereunder and the other Loan Documents to the Lender;
(c)
thirdly, in payment of amounts due hereunder to the Lender as overdue interest in respect of Loans;
(d)
fourthly, in payment of amounts due hereunder to the Lender as interest on Loans;
(e)
fifthly, in payment or prepayment of all Obligations due to the Lender until all Obligations are paid in full to the Lender; and
(f)
sixthly, in payment of the balance, if any, to the Borrowers or such other Person or Persons who may be entitled thereto at law, or as a court of competent jurisdiction may otherwise direct.
Article 12
– guarantee
12.1
Guarantees and Indemnity
(1)
The Guarantor hereby unconditionally and irrevocably, guarantees payment and performance of the Obligations of the Borrowers.
(2)
If any or all of the Obligations of the Borrowers are not duly paid and are not recoverable under Section 12.01(1) for any reason whatsoever, the Guarantor hereby jointly and severally, unconditionally and irrevocably, will, as a separate and distinct obligation, indemnify and save harmless the Lender from and against any losses resulting from the failure of any Credit Party to pay the Obligations.
(3)
If any or all of the Obligations of the Borrowers are not duly paid and are not recoverable under Section 12.01(1) or remain unperformed or the Lender is not indemnified under Section 12.01(2), in each case, for any reason whatsoever, the Obligations will, unconditionally and irrevocably, as a separate and distinct obligation, be recoverable jointly and severally from each of the Guarantors as primary obligor.
12.2
Obligations Absolute

The liability of the Guarantor hereunder is absolute and unconditional and is not affected by:

(a)
any lack of validity or enforceability of this Agreement or any other Loan Document;
(b)
any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of Governmental Authority;
(c)
the bankruptcy, winding-up, liquidation, dissolution, moratorium, readjustment of debt, arrangement, insolvency or other similar proceeding affecting any Credit Party or any other Person, including any discharge or bar against collection of any

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of the Obligations, the amalgamation of or any change in the existence, status, function, control, constitution or ownership of any Credit Party, the Lender or any other Person;
(d)
any lack or limitation of power, incapacity or disability on the part of any Credit Party or of the directors, partners or agents thereof or any other irregularity, defect or informality on the part of any Credit Party in its Obligations;
(e)
any limitation, postponement, prohibition, subordination or other restriction on the rights of the Lender to payment of the Obligations;
(f)
any interest of the Lender in any Security whether as owner thereof or as holder of a security interest therein or thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment of any right or recourse to any Security; or
(g)
any other law, regulation, event, condition or other circumstance or any other act, delay, abstention or omission to act of any kind by any Credit Party or another Person that might otherwise constitute a legal or equitable defence available to any Credit Party, or a discharge, limitation or reduction of the Obligations hereunder,

Each of the foregoing is hereby waived by the Guarantor to the fullest extent permitted under Applicable Law. The foregoing provisions apply and the foregoing waivers will be effective to the fullest extent permitted under Applicable Law even if the effect of any action or failure to take action by the Lender is to destroy or diminish the Guarantor’s subrogation rights, the Guarantor’s right to proceed against any Credit Party for reimbursement, the Guarantor’s right to recover contribution from any other Person or any other right or remedy of the Guarantor.

12.3
No Release

Save and except as expressly provide in Section 12.02 above, the liability of the Guarantor hereunder is not released, discharged, limited or in any way affected by anything done, suffered or permitted by the Lender or any other Person in connection with any duties or liabilities of any Credit Party to the Lender or any Security including any loss of or in respect of any Security. Without limiting the generality of the foregoing and without releasing, discharging, limiting or otherwise affecting in whole or in part the liability of the Guarantor hereunder, without obtaining the consent of or giving notice to the Guarantor, the Lender may, subject to the terms of this Agreement:

(a)
discontinue, reduce, increase or otherwise vary the credit of each Credit Party in any manner whatsoever;
(b)
make any change in the time, manner or place of payment under, or in any other term of, any Loan Document or the failure on the part of any Credit Party to carry out any of its obligations under any Loan Document;
(c)
grant time, renewals, extensions, indulgences, releases and discharges to any Credit Party or any other Person;

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(d)
subordinate, release, take or enforce, refrain from taking or enforcing or omit to take or enforce the Loan Documents or perfect, refrain from perfecting or omit to perfect the Loan Documents, whether occasioned by the fault of the Lender or otherwise;
(e)
to the extent permitted under Applicable Law, give or refrain from giving to any Credit Party or any other Person notice of any sale or other disposition of any Collateral securing any of the Obligations or any other guarantee thereof, or any notice that may be given in connection with any sale or other disposition of any such property;
(f)
accept compromises from any Credit Party or any other Person;
(g)
marshal, refrain from marshalling or omit to marshal assets;
(h)
apply all money or other property at any time received from any Credit Party or from the Security upon such part of the Obligations as the Lender may see fit or change any such application in whole or in part from time to time as each of them may see fit; and
(i)
otherwise deal, delay or refrain from dealing or omit to deal with any Credit Party and all other Persons and the Security as the Lender may see fit, delay or refrain from doing or omit to do any other act or thing that under Applicable Law might otherwise have the effect, directly or indirectly, of releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor’s liability hereunder.
12.4
No Exhaustion of Remedies

The Lender is not bound or obligated to exhaust its recourse against any Credit Party or other Person or any Security it or they may hold, or take any other action before being entitled to demand payment from the Guarantor hereunder. The Guarantor agrees that the Lender may seek payment or performance of any of the Obligations from the Guarantor in accordance with the terms set out in this Agreement, whether or not the Lender shall have realized the value of the Secured Property secured under the Security or shall have proceeded against any of the Credit Parties principally or secondarily obligated for any of the Obligations.

12.5
Prima Facie Evidence

Any account settled or stated in writing by or between the Lender and each Credit Party will, absent manifest error, be prima facie evidence that the balance or amount thereof appearing due to the Lender is so due.

12.6
Guarantor Rights

Notwithstanding anything to the contrary contained in this Article 12, in any claim by the Lender against the Guarantor, nothing shall impair or prevent the Guarantor from asserting any set-off or counterclaim, claim or other right that the Borrowers may have against the Lender and arising in respect of this Agreement.

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12.7
Continuing Guarantee

The Obligations of the Guarantor hereunder will constitute and be continuing obligations and will apply to and secure any ultimate balance due or remaining due to the Lender and will not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money for the time being due or remaining unpaid to any such Person. The Obligations of the Guarantor hereunder will continue to be effective even if at any time any payment of any of the Obligations is rendered unenforceable or is rescinded or must otherwise be returned by the recipient of such payment upon the occurrence of any action or event including the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though such payment had not been made.

12.8
Waivers by Guarantors

The Guarantor hereby irrevocably waives acceptance hereof, presentation, demand, protest and any notice, as well as any requirement that at any time any action be taken by any Person against the Guarantor, any other Credit Party or any other Person.

12.9
Demand

The Guarantor will make payment to the Lender of the full amount of the Obligations and all other amounts payable by it hereunder forthwith after demand therefor is made to it. The Guarantor will also make payment to the Lender of all costs and expenses incurred by the Lender in enforcing the provisions of this Article 13.

12.10
Interest

The Guarantor will pay interest to the Lender and each of them at the interest rate of Prime Rate (i) plus the Applicable Margin, and (ii) plus 2.00%, on all amounts payable by the Guarantor hereunder, such interest to accrue from and including the date of demand on the Guarantor, and will be compounded monthly.

12.11
Limitation

Notwithstanding anything contained to the contrary in this Agreement, the recourse of the Lender under this guarantee against the Guarantor shall not exceed Twenty Million Dollars ($20,000,000.00).

Article 13
– COMPENSATION and set-off
13.1
Increased Costs
(1)
Increased Costs Generally. If any Change in Laws shall:
(a)
impose, modify or deem applicable any reserve, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by the Lender;

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(b)
subject the Lender to any Tax of any kind whatsoever with respect to the Loan Documents or any Loans made by it, or change the basis of taxation of payments to the Lender in respect thereof, except for (x) Indemnified Taxes or Other Taxes covered by Section 13.02 and (y) the imposition, or any change in the rate, of any Excluded Tax payable by the Lender; or
(c)
impose on the Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Loans made by the Lender;

and the result of any of the foregoing shall be to increase the cost to the Lender of making converting to, continuing or maintaining any Loans (or of maintaining its obligation to make any such Loans), or to increase the cost to the Lender, or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount), then upon request of the Lender and subject to the Lender providing the certificate referred to in Subsection (2), the Credit Parties will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(2)
Certificates for Reimbursement. A certificate of the Lender delivered to the Borrowers setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in Subsection 13.01(1) (“Additional Compensation”), including a description of the event by reason of which it believes it is entitled to such compensation, and supplying reasonable supporting evidence (including, in the event of a Change of Applicable Laws, a photocopy of the Applicable Laws evidencing such change) and reasonable detail of the basis of calculation of the amount or amounts, shall be conclusive evidence of the Lender’s entitlement to such compensation and the amount thereof absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within 15 days after receipt thereof.
(3)
Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation, except that the Borrowers shall not be required to compensate the Lender pursuant to this Section for any increased costs incurred or reductions suffered more than twelve months prior to the date that the Lender notifies the Borrowers of the Change in Laws giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor, unless the Change in Laws giving rise to such increased costs or reductions is retroactive, in which case the twelve-month period referred to above shall be extended to include the period of retroactive effect thereof.
13.2
Taxes
(1)
Payments Subject to Taxes. If any Borrower or the Lender is required by Applicable Laws to deduct or pay any Indemnified Taxes (including any Other Taxes) in respect of any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document, then (i) the sum payable shall be increased by the Borrowers when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section) the Lender

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receives an amount equal to the sum it would have received had no such deductions or payments been required, (ii) the Borrowers shall make any such deductions required to be made by it under Applicable Laws and (iii) the Borrowers shall timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with Applicable Laws.
(2)
Payment of Other Taxes by Borrowers. Without limiting the provisions of Subsection 13.02(1) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Laws.
(3)
Indemnification by Credit Parties. The Credit Parties shall indemnify the Lender, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Lender), or by the Lender on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
(4)
Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, the Borrowers shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.
(5)
Treatment of Certain Refunds and Tax Reductions. If the Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Credit Parties or with respect to which any Credit Party has paid additional amounts pursuant to this Section or that, because of the payment of such Taxes or Other Taxes, it has benefited from a reduction in Excluded Taxes otherwise payable by it, it shall pay to the Borrowers or any other Credit Party, as applicable, an amount equal to such refund or reduction (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers or any other Credit Party as applicable under this Section with respect to the Taxes or Other Taxes giving rise to such refund or reduction), net of all out-of-pocket expenses of the Lender and without interest (other than any net after-Tax interest paid by the relevant Governmental Authority with respect to such refund). The Borrowers or any other Credit Party as applicable, upon the request of the Lender, agrees to repay the amount paid over to the Borrowers or any other Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender if the Lender is required to repay such refund or reduction to such Governmental Authority. This paragraph shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Credit Parties or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.
(6)
FATCA. If a payment made to the Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or

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1472(b) of the IRC, as applicable), the Lender shall deliver to the Borrowers at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrowers as may be necessary for the Borrowers to comply with its obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. The Borrowers shall provide such information as the Lender may reasonably require in order for the Lender to satisfy its obligations, if any, relating to FATCA.
13.3
Illegality

If the Lender determines that any Applicable Laws has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable Lending Office to make or maintain any Loans (or to maintain its obligations to make any Loan) or to determine or charge interest rates based upon any particular rate, then, on notice thereof by the Lender to the Borrower through the Lender, any obligation of the Lender with respect to the activity that is unlawful shall be suspended until the Lender notifies the Lender and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from the Lender (with a copy to the Lender), prepay or, if conversion would avoid the activity that is unlawful, convert any Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. The Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of the Lender, otherwise be materially disadvantageous to the Lender.

Article 14
– RIGHT OF SETOFF
14.1
Right of Setoff

If an Event of Default has occurred and is continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time in its sole discretion to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Borrowers against any and all of the Obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to the Lender, irrespective of whether or not the Lender has made any demand under this Agreement or any other Loan Document and although such Obligations of the Credit Parties may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness.

The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that the Lender or their respective Affiliates may have. The Lender agrees to promptly notify the Borrowers and the Lender after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.

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Article 15
– NOTICES: EFFECTIVENESS;
ELECTRONIC COMMUNICATION
15.1
Notices, etc.
(1)
Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Subsections 15.01(3) or (4)) all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail to the addresses, telecopier numbers or e-mail addresses specified elsewhere in this Agreement or, if to the Lender, to it at its address or telecopier number specified the signature pages of this Agreement.
(2)
Delivery. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given on a Business Day between 9:00 a.m. and 5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Subsections 15.01(3) or (4) below, shall be effective as provided therein.
(3)
Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender. The Lender may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Borrowers may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites).
(4)
Delivery by Electronic Communication. Unless the Lender otherwise prescribes, (a) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (a) and (b) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(5)
Notice. The mailing addresses and address for electronic communications for the purposes of notices and other communications to the Credit Parties and the Lender are set out on the signature pages of this Agreement.

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(6)
Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto in accordance with the terms of this Agreement.
Article 16
– EXPENSES; INDEMNITY: DAMAGE WAIVER
16.1
Expenses; Indemnity: Damage Waiver
(1)
Costs and Expenses. Each Credit Party shall pay all reasonable out-of-pocket expenses incurred by the Lender including the reasonable fees, charges and disbursements of counsel, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with all Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(2)
Indemnification by Credit Parties. The Credit Parties shall indemnify the Lender and each Related Person of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Claims suffered or incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Credit Party arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation or non-consummation of the transactions contemplated hereby or thereby, (b) any Loan, or the use or proposed use of the proceeds therefrom, (c) any environmental matters arising during or prior to Borrower’s ownership, possession, operation of control of the Secured Property owned or operated by any Credit Party, any actual or alleged use, generation, storage, escape, seepage, leakage, spillage, disposal, presence or release on, from or under the Secured Property of any Hazardous Substance on or from any property owned or operated by the Beneficial Owner, any breach of Environmental Laws by the Borrowers or any environmental liability related in any way to the Borrowers (notwithstanding any provision of the Loan Documents to the contrary, the indemnification under this Section 16.01(2)(c) shall survive the repayment of the Loans and the discharge and/or release of any Security), or (d) any actual or prospective Claim relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Claims (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, criminal acts or omissions or wilful misconduct of such Indemnitee or (ii) result from a claim brought by the Credit Parties against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower have obtained a final and nonappealable judgment in its favour on such claim as determined by a court of competent jurisdiction, nor shall it be available in respect of matters specifically addressed in Section 13.01, Section 13.02 and Section 16.01(1), or (iii) are ordinary administrative expenses incurred by the Indemnitee in the ordinary course of business.
(3)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Laws, the Credit Parties shall not assert, and hereby waives, any claim against any

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Indemnitee, on any theory of liability, for indirect, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, provided such information or materials are distributed by such Indemnitee in accordance with the provisions of this Agreement or related term sheet or other agreement between the Lender and the Borrower in respect of the Credit Facility.
(4)
Payments. All amounts due under this Section shall be payable promptly after demand therefor. A certificate of the Lender setting forth the amount or amounts owing to the Lender or Related Person, as the case may be, as specified in this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrowers shall be conclusive absent manifest error.
(5)
Specific Environmental Indemnity. The Credit Parties shall indemnify each Indemnitee and hold each Indemnitee harmless at all times from and against any and all losses, damages and costs (including reasonable counsel fees and out-of-pocket expenses) resulting from any legal action commenced or claim made by a third party against any Indemnitee related to or as a result of actions or omissions on the part of any Credit Party related to or as a consequence of environmental matters or any requirements of Environmental Laws concerning the Secured Property. The Credit Parties shall have the sole right, at their expense, to control any such legal action or claim and to settle on terms and conditions approved by the Credit Parties and approved by the party named in such legal action or claim, acting reasonably, provided that if, the interests of the Indemnitee are different from those of the Credit Parties in connection with such legal action or claim, any such Indemnitee shall have the sole right, at the each Indemnitee’s expense, to defend their own interests provided that any settlement of such legal action or claim shall be on terms and conditions approved by the Credit Parties, acting reasonably. If the Lender elects to defend such legal action or claim, they shall promptly notify the Borrowers of same and shall make reasonable efforts to consult with the Borrowers on an ongoing basis in connection with such matter. If the Credit Parties do not defend the legal action or claim, the Lender shall have the right to do so on its own behalf and on behalf of the Credit Parties at the expense of such Credit Parties.
(6)
Survival. The provisions of this Article 16 will survive the repayment of all Loans, whether on account of principal, interest or fees, and the termination of this Agreement, unless a specific release of such provisions by the Lender, on behalf of the Lender, is delivered to the Borrower.
Article 17
– SUCCESSORS AND ASSIGNS
17.1
Successors and Assigns

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the no

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Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender and the Lender may assign or otherwise transfer any of its rights or obligations hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Article 18
– amendments and waivers
18.1
Amendments and Waivers

No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the Borrowers and the Lender. No waiver of any breach of any provision of the Loan Documents and no consent required hereunder will be effective or binding unless made in writing and signed by the party purporting to give the same. Unless otherwise provided, any waiver or consent given hereunder will be limited to the specific breach waived or matter consented to, as the case may be, and may be subject to such conditions as the party giving such waiver or consent considers appropriate.

Article 19
– GOVERNING LAW; JURISDICTION; ETC.
19.1
Governing Law; Jurisdiction; Etc.
(1)
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in that Province.
(2)
Submission to Jurisdiction. Each Credit Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Ontario, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against each Credit Party or its properties in the courts of any jurisdiction.
(3)
Waiver of Venue. Each Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Laws, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court of the Province of Ontario. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Laws, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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Article 20
– WAIVER OF JURY TRIAL
20.1
Waiver of Jury Trial

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Article 21
– COUNTERPARTS; INTEGRATION;
EFFECTIVENESS; ELECTRONIC EXECUTION
21.1
Counterparts; Integration; Effectiveness; Electronic Execution
(1)
Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Lender and when the Lender has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.
(2)
Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Laws, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

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Article 22
– TREATMENT OF CERTAIN
INFORMATION: CONFIDENTIALITY
22.1
Treatment of Certain Information: Confidentiality
(1)
The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to it, its Affiliates and its Related Parties (to the extent necessary to administer or enforce this Agreement and the other Loan Documents) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will be bound and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority having jurisdiction over such Person or its Related Parties (including any self-regulatory authority), (iii) to the extent required by Applicable Laws or other legal process, (iv) to any other party hereto, (v) to the extent reasonable, in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to any actual or prospective counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender on a non-confidential basis from a source other than the Borrower and provided such source has not, to the knowledge of the Lender, breached a duty of confidentiality owed to the Borrowers or, the Lender. If the Lender is requested or required to disclose any Information pursuant to or as required by Applicable Laws or by an subpoena or similar legal process, the Lender, shall use its reasonable commercial efforts to provide the Borrowers with notice of such requests or obligation in sufficient time so that the Borrowers may seek an appropriate protective order or waive the Lender’s compliance with the provisions of this Section, and the Lender shall co-operate with the Borrowers in obtaining any such protective order.
(2)
For purposes of this Section, “Information” means all information relating to the Credit Parties or any of its Affiliates or any of their respective businesses, other than any such information that is available to the Lender on a non-confidential basis prior to such receipt. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Lender may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers.
(3)
In addition, and notwithstanding anything herein to the contrary, the Lender may provide information concerning the Borrower and the Credit Facility established herein to the Loan Pricing Corporation and/or recognized trade publishers of information for general circulation in the loan market.

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(4)
In addition, and notwithstanding anything herein to the contrary, the Credit Parties agree to maintain the confidentiality of, and shall not disclose, the contents of the definition of Applicable Margin, reference herein to any fees or, at the request of the Lender, the identity of the Lender and the Lender shall have the right to require the Credit Parties to redact the definition of Applicable Margin, reference herein to any fees and such other information that the Lender may wish to redact (including, without limitation, the identity of the Lender where requested by a Lender) with respect to this Agreement in accordance with National Instrument 51-102 and Applicable Law prior to any Credit Party or its agents posting this Agreement on EDGAR (www.edgar.com), provided that the proposed redactions are, according to such Credit Party (other than with respect to the redaction of the fees), in accordance with National Instrument 51-102 and Applicable Law. The Lender and each Credit Party shall each act reasonably in determining the extent of any redaction prior to any posting on EDGAR. The Credit Parties shall provide written notice to the Lender of any request by a securities commission to amend the redaction of the identity of the Lender.
Article 23
– language
23.1
Language

The parties acknowledge that they have required that this Agreement, as well as all documents, notices and legal proceedings executed, given or instituted pursuant or relating directly or indirectly hereto, be drawn up in English (except as the parties may otherwise agree in writing). Les parties reconnaissent avoir exigé la rédaction en anglais de ce contrat, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, à la suite de ou relativement au présent contrat.

Article 24
– Nature of Obligations,
Recourse and direction
24.1
Nature of Obligations under this Agreement and Recourse
(1)
Save and except as expressly provided otherwise pursuant to this Agreement, the obligations of the Credit Parties under the Loan Documents (including the Obligations of the Borrowers) are joint and several and the Lender may pursue its remedies against one or more of the Credit Parties and/or the Secured Property and the Collateral (or any part thereof) at its sole, absolute and unfettered discretion without the requirement of pursuing their remedies against any of the other parties or the Secured Property or the Collateral (or any part thereof). For greater certainty, the Credit Parties acknowledge and agree that the Lender shall not be required to enforce against the Secured Property or the Collateral (or any part thereof) prior to demanding payment from a Credit Party and payment by the Borrower or the Guarantor shall not prevent the Lender from realizing upon the collective interest of the Credit Parties in the Secured Property or the Collateral (or any part thereof).
(2)
Save and except as expressly provide otherwise pursuant to this Agreement, nothing in this Agreement or in any of the other Loan Documents shall mean, nor be construed to mean, that the recourse of the against each Credit Party and the Secured Property is anything other

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than full recourse with regard to the Obligations hereunder, the manner and order of realization or the exercise of remedies hereunder or under the Loan Documents.
(3)
The Guarantor acknowledges and agrees that the Borrower may execute a Drawdown Notice or any Conversion Notice or Rollover Notice, any written request, Compliance Certificate, Officer’s Certificate or any document or agreement contemplated under the Loan Documents and that it shall be bound by any such notice, request, certificate, document or agreement executed and delivered by the Borrower and shall continue to be liable thereunder pursuant to Article 13.

[Signature pages follow]

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IN WITNESS WHEREOF the parties have executed this Agreement.

BORROWER:	SST VI 1197 PLAINS RD E, CO.

Address: 10 Terrace Road, Ladera Ranch, California, USA, 92694	By:
Attention: H. Michael Schwartz and Matt Lopez		Name: Title:
Email: hms@smartstop.com and MLopez@smartstop.com		I have authority to bind the corporation

BORROWER:	SST VI 1197 PLAINS RD E, LLC a Delaware limited liability company By: Strategic Storage Trust VI, Inc. a Maryland corporation its Manager
Address: 10 Terrace Road, Ladera Ranch, California, USA, 92694
Attention: H. Michael Schwartz and Matt Lopez	Name: Title:
Email: hms@smartstop.com and MLopez@smartstop.com	I have authority to bind the LLC

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GUARANTOR:	STRATEGIC STORAGE TRUST VI, INC.

Address: 10 Terrace Road, Ladera Ranch, California, USA, 92694	By:
Attention: H. Michael Schwartz and Matt Lopez		Name: ● Title:
Email: hms@smartstop.com and MLopez@smartstop.com		Name: Title:
I/We have authority to bind the corporation

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LENDER:	NATIONAL BANK OF CANADA as Lender

	Address: National Bank of Canada 130 King Street West, Suite 3200 Toronto, ON M5X 1J9 Attention: Suneel Puri Email: suneel.puri@nbc.ca	By:

Name: Title:
Name: Title:

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Schedule 1.01 (B)

Compliance Certificate

TO:	NATIONAL BANK OF CANADA (the “Lender”)

FROM:	SST VI 1197 PLAINS RD E, CO. AND SST VI 1197 PLAINS RD E, LLC (the “Borrower”)

DATE:	•

This Compliance Certificate is delivered to you, as Lender, pursuant to Section 10.03 of the credit agreement made as of September 20, 2022 between, inter alios, the Borrower and the Lender, as refinanced, amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”). All terms used in this Compliance Certificate that are defined in the Credit Agreement have the same meanings herein.

I, [name], the [title] of the Borrower, certify for and on behalf of the Borrower, and not in my personal capacity and without personal liability, that:

1.
Examinations. I have made or caused to be made such examinations or investigations as are, in my opinion, necessary to furnish this Compliance Certificate and I have furnished this Compliance Certificate with the intent that it may be relied upon by the Lender as a basis for determining compliance by the Borrower with the Borrower’s covenants and obligations under the Credit Agreement. I have read and am familiar with the Credit Agreement including, in particular, the definitions of the various financial terms used in the Credit Agreement, the representations and warranties and covenants contained in Article 9 and Article 10 and the Events of Default described in Article 11 of the Credit Agreement.
2.
Representations and Warranties. All of the representations and warranties of the Borrower contained in Section 9.01 of the Credit Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof, subject to changes thereto:
(a)
given to the Lender by the Borrower and accepted in writing by the Lender, and
(b)
expressly contemplated by the terms of the Credit Agreement and disclosed to the Lender in writing.
3.
Terms, Covenants and Conditions. All of the terms, covenants and conditions of the Credit Agreement and each of the other Loan Documents to be performed or complied with by the Borrower at or prior to the date hereof have been performed or complied with.
4.
Default No Default or Event of Default has occurred and is continuing on the date hereof.

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5.
Financial Statements. Attached hereto are the financial statements of most recent date (“Reference Date”) referred to in Section 10.03 of the Credit Agreement. Such financial statements when read with the notes thereto and the reconciliation accompanying such financial statements, represents fairly the consolidated financial position of the Borrower as of the date of such statements and for the reporting period included in such statements, and such financial statements, and all calculations of financial covenants and financial ratios and presentation of financial information in this Compliance Certificate and the Appendices hereto have been prepared in accordance with GAAP.
6.
Financial Covenant Compliance.

A. Total Property Service Coverage Ratio

The Borrower is in compliance with the Total Property Debt Service Coverage Ratio requirements of Section 10.02(A)(i) of the Credit Agreement as demonstrated in the calculations set forth in Appendix A to this Compliance Certificate.

DATED day of . 202● .

Name:
Title:

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APPENDIX A TO COMPLIANCE CERTIFICATE (REFERENCE DATE •)

Calculation of Total Property Debt Service Coverage Ratio

Property Net Operating Income		$●
scheduled interest and principal payments		$•
	Property Net Operating Income	$•
	Property Debt Service	$•
(Total Property Debt Service Coverage Ratio is not less than [1.00, 1.15, or 1.25x] (see Section 10.02(A)(i) of the Credit Agreement))	Property Debt Servicing Coverage Ratio	•x

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Schedule 1.01 (B-1)

Compliance Certificate

TO:	NATIONAL BANK OF CANADA (the “Lender”)

FROM:	STRATEGIC STORAGE TRUST VI, INC. (the “Guarantor”)

DATE:	•

This Compliance Certificate is delivered to you, as Lender, pursuant to Section 10.03 of the credit agreement made as of September 20, 2022 between, inter alios, the Guarantor and the Lender, as refinanced, amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”). All terms used in this Compliance Certificate that are defined in the Credit Agreement have the same meanings herein.

I, [name], the [title] of the Guarantor, certify for and on behalf of the Guarantor, and not in my personal capacity and without personal liability, that:

1.
Examinations. I have made or caused to be made such examinations or investigations as are, in my opinion, necessary to furnish this Compliance Certificate and I have furnished this Compliance Certificate with the intent that it may be relied upon by the Lender as a basis for determining compliance by the Guarantor with the Guarantor’s covenants and obligations under the Credit Agreement. I have read and am familiar with the Credit Agreement including, in particular, the definitions of the various financial terms used in the Credit Agreement, the representations and warranties and covenants contained in Article 9 and Article 10 and the Events of Default described in Article 11 of the Credit Agreement.
7.
Representations and Warranties All of the representations and warranties of the Guarantor contained in Section 9.01 of the Credit Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof, subject to changes thereto:
(a)
given to the Lender by the Guarantor and accepted in writing by the Lender, and
(b)
expressly contemplated by the terms of the Credit Agreement and disclosed to the Lender in writing.
8.
Terms, Covenants and Conditions All of the terms, covenants and conditions of the Credit Agreement and each of the other Loan Documents to be performed or complied with by the Guarantor at or prior to the date hereof have been performed or complied with.
9.
Default No Default or Event of Default has occurred and is continuing on the date hereof.

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10.
Financial Statements Attached hereto are the financial statements of most recent date (“Reference Date”) referred to in Section 10.03 of the Credit Agreement. Such financial statements when read with the notes thereto and the reconciliation accompanying such financial statements, represents fairly the consolidated financial position of the Guarantor as of the date of such statements and for the reporting period included in such statements, and such financial statements, and all calculations of financial covenants and financial ratios and presentation of financial information in this Compliance Certificate and the Appendices hereto have been prepared in accordance with GAAP.
11.
Financial Covenant Compliance

A. Tangible Net Worth

The Guarantor is in compliance with the Tangible Net Worth requirements of Section 10.02(B)(i) of the Credit Agreement as demonstrated in the calculations set forth in Appendix A to this Compliance Certificate.

B. Total Debt to Assets Ratio

The Guarantor is in compliance with the Total Debt to Assets Ratio requirements of Section 10.02(B)(ii) of the Credit Agreement as demonstrated in the calculations set forth in Appendix B.

DATED day of . 202● .

Name:
Title:

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APPENDIX A TO COMPLIANCE CERTIFICATE (REFERENCE DATE •)

Calculation of Tangible Net Worth

Tangible Net Worth	$•

(Required minimum Tangible Net Worth is greater than USD$90,000,000 plus 80% of net proceeds in connection with equity offerings after the Closing Date (see Section 10.02(B)(i) of the Credit Agreement)).

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APPENDIX B TO COMPLIANCE CERTIFICATE (REFERENCE DATE •)

Calculation of Total Debt to Assets Ratio

Consolidated Indebtedness	$•
Fair Market Value	$•
Total Debt to Assets Ratio (Required ratio of Total Debt to Assets Ratio does not exceed for the period sixty-five per cent (65%) (see Section 10.02(B)(ii) of the Credit Agreement))	•x

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Schedule 1.01(C)

Conversion Notice

TO:	NATIONAL BANK OF CANADA (the “Lender”)

FROM:	SST VI 1197 PLAINS RD E, CO. AND SST VI 1197 PLAINS RD E, LLC (collectively, the “Borrower”)

DATE:	•

1.
This Conversion Notice is delivered to you, as Lender, pursuant to Section 2.05 of the credit agreement made as of September 20, 2022 between, inter alios, the Borrower and the Lender, as refinanced, amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”). All terms used in this Conversion Notice that are defined in the Credit Agreement have the same meanings herein.
12.
The Borrower hereby requests a Conversion under the Credit Facility as follows:
(a)
Type and amount of each Loan to be converted (check appropriate boxes):

Amount

(i)	Prime Rate Loan:	Cdn. $

(ii)	Bankers’ Acceptances:

	Amount	Term in Months	Rollover Amount

Cdn. $			Cdn. $

Total Cdn. $

(b)
Type and amount of each Loan resulting from Conversion (check appropriate boxes):

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Amount

(i)	Prime Rate Loan:	Cdn. $

(ii)	Bankers’ Acceptances:

	Amount	Term in Months	Rollover Amount

Cdn. $			Cdn. $

Total Cdn. $

13.
No Default has occurred and is continuing or will have occurred and be continuing on the date of the above Conversion(s), or will result from the above Conversion(s).

●

By:
Name:
Title:

By:
Name:
Title:

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Schedule 1.01 (D)

Drawdown Notice

TO:	NATIONAL BANK OF CANADA (the “Lender”)

FROM:	SST VI 1197 PLAINS RD E, CO. AND SST VI 1197 PLAINS RD E, LLC (collectively, the “Borrower”)

DATE:	•

1.
This Drawdown Notice is delivered to you, as Lender, pursuant to Section 2.05 of the credit agreement made as of September 20, 2022 between, inter alios, the Borrower and the Lender, as refinanced, amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”). All terms used in this Drawdown Notice that are defined in the Credit Agreement have the same meanings herein.
14.
The Borrower hereby requests the following Loan(s):
(a)
Drawdown Date: ___________________________________________________
(b)
Type and Amount of each Loan:

Amount

FORMCHECKBOX	(i)	Prime Rate Loan:	Cdn $

FORMCHECKBOX	(ii)	Bankers Acceptances

	Amount	Term in Months	Maturity Date

Cdn $

Total Cdn. $

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15.
Representations and Warranties All of the representations and warranties of the Borrower contained in Section 9.01 of the Credit Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof, subject to changes thereto:
(a)
given to the Lender by the Borrower and accepted in writing by the Lender in their discretion; and
(b)
expressly contemplated by the terms of the Credit Agreement and disclosed to the Lender in writing.
16.
Conditions: All of the conditions precedent to the Loan(s) requested hereby that have not been properly waived in writing by the Lender have been satisfied.
17.
No Default: No Default has occurred and is continuing or will have occurred and be continuing on the Drawdown Date, or will result from the Loan(s) requested hereby.
18.
No Material Adverse Change: No Material Adverse Change has occurred and is continuing or will have occurred and be continuing on the Drawdown Date or will result from the Loan(s) requested hereby.

●

By:
Name:
Title:

By:
Name:
Title:

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Schedule 1.01(E)

Secured Property

1.
Municipal Address: 1181 and 1197 Plains Road E., Burlington, Ontario

PIN 07087-0341 (LT)

PT LTS 14 & 15, RCPL99, PTS 2 & 12, 20R13415; BURLINGTON; S/T 175494. T/W EASE H840557 OVER PTS 3 & 13, 20R13415.

PIN 07087-0339 (LT)

PT LT 14, RCPL99, PTS 1, 5-9, 20R13415; BURLINGTON; S/T 175494. T/W EASE H840557 OVER PT 4, 20R13415.

PIN 07087-0338 (LT)

PT LT 14, RCPL99, PTS 10 & 11, 20R13415 ; BURLINGTON. T/W 744480 & 744481.

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Schedule 1.01 (F)

Material Agreements

1.
Each Permitted Encumbrance described in paragraphs (o) and (p) of the definition of “Permitted Encumbrances”;
2.
Nominee Agreements;
3.
Purchase Agreement; and
4.
Guarantor debt facilities listed below:

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Schedule 1.01(G)

Relevant Jurisdictions

Borrower and Guarantors	Jurisdiction of Amalgamation/ Incorporation/ Continuation/ Formation	Jurisdiction of Chief Executive Office	Location of Collateral
SST VI 1197 PLAINS RD E, CO.	Nova Scotia	ON	ON
SST VI 1197 PLAINS RD E, LLC	Delaware	Delaware	ON
Strategic Storage Trust IV, Inc.	Maryland	Maryland	----

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Schedule 1.01(H)

Repayment Notice

TO:	NATIONAL BANK OF CANADA (the “Lender”)

FROM:	SST VI 1197 PLAINS RD E, CO. AND SST VI 1197 PLAINS RD E, LLC (collectively, the “Borrower”)

DATE:	•

1.
This Repayment Notice is delivered to you, as Lender, pursuant to Section [5.07, 6.01, 6.02] of the credit agreement made as of September 20, 2022 between, inter alios, the Borrower and the Lender, as refinanced, amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”). All terms used in this Repayment Notice that are defined in the Credit Agreement have the same meanings herein.
19.
The Borrower hereby gives you notice that it intends to repay $• under the Credit Facility, on [date which must be at least • Business Days after the delivery of this Notice].
20.
The amount of such repayment will, subject to the provisions of the Credit Agreement, be used to repay Loans of the following type:

Loan Type	Principal Amount
•	•

●

By:
Name:
Title:

By:
Name:
Title:

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Schedule 1.01(I)

Rollover Notice

TO:	NATIONAL BANK OF CANADA (the “Lender”)

FROM:	SST VI 1197 PLAINS RD E, CO. AND SST VI 1197 PLAINS RD E, LLC (collectively, the “Borrower”)

DATE:	•

1.
This Rollover Notice is delivered to you, as Lender, pursuant to Section 2.05 of the credit agreement made as of September 20, 2022 between, inter alios, the Borrower and the Lender, as refinanced, amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”). All terms used in this Rollover Notice that are defined in the Credit Agreement have the same meanings herein.
21.
The Borrower hereby requests the Rollover of the following Loan(s):
(a)
Rollover Date: ___________________________________________________
(b)
Type and Amount of each Loan:

(i)	Bankers Acceptances

	Amount	Term in Months	Maturity Date

Cdn. $

Total Cdn. $

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●

By:
Name:
Title:

By:
Name:
Title:

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Schedule 1.01(J)

Specific Permitted Encumbrance

1181 and 1197 Plains Road E., Burlington, Ontario

PIN 07087-0341 (LT)

1
Instrument No. 119980 registered on 1961/01/25 being a by-law re subdivision control;

PINs 07087-0341 (LT) and 07087-0339 (LT)

2
Instrument No. 175494 registered on 1964/11/05 being a Transfer easement in favour of United Gas Limited;
3
Instrument No. 504020 registered on 1979/06/19 being an agreement with the corporation of the City of Burlington under Section 35(a) of the Planning Act; and

PIN 07087-0339 (LT)

4
Instrument No. H843144 registered on 2000/04/13 being a Notice of Agreement with the corporation of the City of Burlington.

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Schedule 9.01(14)

Ownership Structure

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